EXHIBIT 4.2

Iterum Therapeutics Bermuda Limited,

as Notes Issuer

and

Iterum Therapeutics plc,

Iterum Therapeutics INTERNATIONAL LIMITED,

Iterum Therapeutics US Limited and

Iterum Therapeutics US Holding Limited,

as Guarantors

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of January 21, 2020

6.500% Exchangeable Senior Subordinated Notes due 2025

TABLE OF CONTENTS

Page

Article 1
Definitions

Section 1.01	Definitions2
Section 1.02	References to Interest22
Section 1.03	Tax Treatment; OID22

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01	Designation and Amount23
Section 2.02	Form of Notes23
Section 2.03	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts24
Section 2.04	Execution, Authentication and Delivery of Notes25
Section 2.05	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary26
Section 2.06	Mutilated, Destroyed, Lost or Stolen Notes33
Section 2.07	Temporary Notes34
Section 2.08	Cancellation of Notes Paid, Exchanged, Etc35
Section 2.09	CUSIP and ISIN Numbers35
Section 2.10	Additional Notes; Repurchases35

Article 3
Satisfaction and Discharge

Section 3.01	Satisfaction and Discharge36

Article 4
Particular Covenants of the Company

Section 4.01	Payment of Principal and Interest36
Section 4.02	Maintenance of Office or Agency36
Section 4.03	Appointments to Fill Vacancies in Trustee’s Office37
Section 4.04	Provisions as to Paying Agent37
Section 4.05	Existence39
Section 4.06	Rule 144A and Rule 144 Information Requirement39
Section 4.07	Stay, Extension and Usury Laws39
Section 4.08	Compliance Certificate; Statements as to Defaults39

i

Section 4.09	Further Instruments and Acts40
Section 4.10	Tax Matters; Organizational Limitations40
Section 4.11	Negative Covenants40
Section 4.12	Payment for Consent42

Article 5
Lists of Holders and Reports by the Company and the Trustee

Section 5.01	Lists of Holders42
Section 5.02	Preservation and Disclosure of Lists; Communications to Holders43
Section 5.03	Reports by Trustee43
Section 5.04	Reports by the Company43

Article 6
Defaults and Remedies

Section 6.01	Events of Default44
Section 6.02	Acceleration; Rescission and Annulment45
Section 6.03	Special Interest46
Section 6.04	Payments of Notes on Default; Suit Therefor47
Section 6.05	Application of Monies Collected by Trustee49
Section 6.06	Proceedings by Holders50
Section 6.07	Proceedings by Trustee51
Section 6.08	Remedies Cumulative and Continuing51
Section 6.09	Direction of Proceedings and Waiver of Defaults by Holders51
Section 6.10	Notice of Defaults52
Section 6.11	Undertaking to Pay Costs52

Article 7
Concerning the Trustee

Section 7.01	Duties and Responsibilities of Trustee53
Section 7.02	Reliance on Documents, Opinions, Etc55
Section 7.03	No Responsibility for Recitals, Etc56
Section 7.04	Trustee, Paying Agents, Exchange Agents or Note Registrar May Own Notes56
Section 7.05	Monies and Ordinary Shares to Be Held in Trust56
Section 7.06	Compensation and Expenses of Trustee57
Section 7.07	Officer’s Certificate as Evidence58
Section 7.08	Eligibility of Trustee58
Section 7.09	Resignation or Removal of Trustee58
Section 7.10	Acceptance by Successor Trustee59
Section 7.11	Succession by Merger, Etc60
Section 7.12	Trustee’s Application for Instructions from the Company60

Section 7.13	Disqualification; Conflicting Interests61
Section 7.14	Preferential Collection of Claims Against Company61

Article 8
Concerning the Holders

Section 8.01	Action by Holders61
Section 8.02	Proof of Execution by Holders62
Section 8.03	Who Are Deemed Absolute Owners62
Section 8.04	Certain Notes Disregarded62
Section 8.05	Revocation of Consents; Future Holders Bound63

Article 9
Holders’ Meetings

Section 9.01	Purpose of Meetings63
Section 9.02	Call of Meetings by Trustee63
Section 9.03	Call of Meetings by Company or Holders64
Section 9.04	Qualifications for Voting64
Section 9.05	Regulations64
Section 9.06	Voting65
Section 9.07	No Delay of Rights by Meeting65

Article 10
Supplemental Indentures

Section 10.01	Supplemental Indentures Without Consent of Holders65
Section 10.02	Supplemental Indentures with Consent of Holders67
Section 10.03	Effect of Supplemental Indentures68
Section 10.04	Notation on Notes68
Section 10.05	Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee68
Section 10.06	Conformity with Trust Indenture Act69

Article 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01	The Company and the Guarantors May Consolidate, Etc. on Certain Terms69
Section 11.02	Successor Corporation to Be Substituted69
Section 11.03	Officer’s Certificate and Opinion of Counsel to Be Given to Trustee70
Section 11.04	Changes of Control70

Article 12
Immunity of Incorporators, Shareholders, Officers and Directors

Section 12.01	Indenture, Notes and Guarantee Solely Corporate Obligations71

Article 13
Guarantee of Notes

Section 13.01	Guarantee71
Section 13.02	Limitation of the Guarantors’ Liability; Certain Bankruptcy Events74
Section 13.03	Execution And Delivery74

Article 14
Exchange of Notes

Section 14.01	Exchange74
Section 14.02	Exchange Procedure; Settlement Upon Exchange78
Section 14.03	Intentionally Omitted82
Section 14.04	Adjustment of Exchange Rate82
Section 14.05	Adjustments of Prices96
Section 14.06	Shares to Be Fully Paid96
Section 14.07	Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares96
Section 14.08	Certain Covenants98
Section 14.09	Responsibility of Trustee99
Section 14.10	Notice to Holders Prior to Certain Actions100
Section 14.11	Shareholder Rights Plans100

Article 15
Repurchase of Notes

Section 15.01	Intentionally Omitted101
Section 15.02	Repurchase at Option of Holders Upon a Fundamental Change101
Section 15.03	Withdrawal of Fundamental Change Repurchase Notice103
Section 15.04	Deposit of Fundamental Change Repurchase Price104
Section 15.05	Covenant to Comply with Applicable Laws Upon Repurchase of Notes105

Article 16
Optional Redemption

Section 16.01	Optional Redemption105
Section 16.02	Notice of Optional Redemption; Selection of Notes105
Section 16.03	Payment of Notes Called for Redemption107
Section 16.04	Restrictions on Redemption107

Article 17
Miscellaneous Provisions

Section 17.01	Provisions Binding on Successors108
Section 17.02	Official Acts by Successor Corporation108
Section 17.03	Addresses for Notices, Etc108
Section 17.04	Governing Law; Jurisdiction109
Section 17.05	Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee110
Section 17.06	Legal Holidays111
Section 17.07	No Security Interest Created111
Section 17.08	Benefits of Indenture111
Section 17.09	Table of Contents, Headings, Etc111
Section 17.10	Authenticating Agent111
Section 17.11	Execution in Counterparts112
Section 17.12	Conflict with Trust Indenture Act112
Section 17.13	Severability112
Section 17.14	Waiver of Jury Trial113
Section 17.15	Force Majeure113
Section 17.16	Calculations113
Section 17.17	U.S.A. Patriot Act113
Section 17.18	Tax Withholding113

Article 18
Subordination

Section 18.01	Notes Subordinate to Senior Debt114
Section 18.02	Payment Over of Proceeds Upon Dissolution, Etc114
Section 18.03	Prior Payment to Senior Debt Upon Acceleration of Notes115
Section 18.04	No Payment When Senior Debt in Default115
Section 18.05	Payment Permitted in Certain Situations116
Section 18.06	Subrogation to Rights of Holders of Senior Debt116
Section 18.07	Provisions Solely to Define Relative Rights117
Section 18.08	Trustee to Effectuate Subordination117
Section 18.09	No Waiver of Subordination Provisions117
Section 18.10	Notice to Trustee117
Section 18.11	Reliance on Judicial Order or Certificate of Liquidating Agent118
Section 18.12	Trustee Not Fiduciary for Holders of Senior Debt119
Section 18.13	Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights119
Section 18.14	Article Applicable to Paying Agents119
Section 18.15	Modification of Subordination Provisions119
Section 18.16	Senior Debt Entitled to Rely119
Section 18.17	Reinstatement120
Section 18.18	Action by Holders of Senior Debt120

v

EXHIBIT

Exhibit AForm of NoteA-1

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of January 21, 2020.

Trust Indenture Act Section		Agreement Section
Section 310	(a)(1)	7.08
	(a)(2)	7.08
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.08
	(b)	7.09, 7.13
	(c)	Not Applicable

Section 311	(a)	7.14
	(b)	7.14
	(c)	Not Applicable

Section 312	(a)	5.01, 5.02(a)
	(b)	5.02(b)
	(c)	5.02(c)

Section 313	(a)	5.03(a)
	(b)	5.03(a)
	(c)	5.03(a), 6.10(b)
	(d)	5.03(b)

Section 314	(a)	4.08, 5.04
	(b)	Not Applicable
	(c)(1)	2.04, 2.05, 2.10, 3.01, 4.04(d), 7.02, 7.07 10.05, 11.03, 14.07(b), 17.05
	(c)(2)	2.10, 3.01, 7.02, 10.05, 11.03, 14.07(b), 17.05
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	17.05
	(f)	Not Applicable

Section 315	(a)	7.01(a), 7.02
	(b)	6.10(b)
	(c)	7.01
	(d)	7.01
	(d)(1)	7.01(a)
	(d)(2)	7.01(b)
	(d)(3)	7.01(c)
	(e)	6.11

Section 316	(a)(last sentence)	8.04

Trust Indenture Act Section		Agreement Section
	(a)(1)(A)	6.09
	(a)(1)(B)	6.09
	(a)(2)	Not Applicable
	(b)	6.06, 6.09
	(c)	8.01

Section 317	(a)(1)	6.04
	(a)(2)	6.04
	(b)	4.04

Section 318	(a)	17.12

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

INDENTURE, dated as of January 21, 2020, among Iterum Therapeutics Bermuda Limited, a company formed under the laws of Bermuda, as Notes Issuer (the “Company”, as more fully set forth in Section 1.01), Iterum Therapeutics plc, a company formed under the laws of Ireland, as guarantor (“Iterum,” as more fully set forth in Section 1.01), Iterum Therapeutics International Limited, a company formed under the laws of Ireland, as guarantor (the “Irish Guarantor”), Iterum Therapeutics US Limited, a Delaware corporation, as guarantor (“Iterum U.S. Limited”), Iterum Therapeutics US Holding Limited, a Delaware corporation, as guarantor (“Iterum U.S. Holding” and, together with Iterum, the Irish Guarantor, Iterum U.S. Limited and any guarantor added pursuant to a supplemental indenture in accordance with Section 10.01(c) hereof, the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”, as more fully set forth in Section 1.01). The Irish Guarantor, Iterum U.S. Limited and Iterum U.S. Holding are referred to herein collectively as the “Subsidiary Guarantors”.

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 6.500% Exchangeable Senior Subordinated Notes due 2025 (the “Notes”), in an aggregate principal amount not to exceed $60,000,000, the Guarantors have duly authorized their issuance of the Guarantee, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and Iterum have duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company and the Guarantors, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Guarantee have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Guarantors covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01Definitions.  For all purposes of this Indenture, except as expressly provided herein or unless the context otherwise requires:

(a)the terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01;

(b)all other terms used in this Indenture that are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture;

(c)the words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d)unless the context otherwise requires, “or” is not inclusive and “including” means “including without limitation”; and

(e)the terms defined in this Article include the plural as well as the singular.

“Additional Ordinary Shares” means all Ordinary Shares issued (or, pursuant to Section 14.04(f)(iv), deemed to be issued) by Iterum after the First Issue Date, other than (1) the following Ordinary Shares and (2) Ordinary Shares deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(a)	Ordinary Shares, Options or Convertible Securities (including the Notes) issued pursuant to the Rights Offering;
(b)	Ordinary Shares, Options or Convertible Securities issued as a dividend or distribution on the Notes;
(c)	Ordinary Shares, Options or Convertible Securities issued by reason of a dividend, stock split, split-up, distribution on Ordinary Shares or other transaction;
(d)

Ordinary Shares, Options or Convertible Securities issued to employees or directors of, or consultants or advisors to, Iterum or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of Iterum or an authorized committee thereof (including, for the avoidance of doubt and without limitation, any Ordinary Shares or Options issued pursuant to Iterum’s 2015 Equity

Incentive Plan and 2018 Equity Incentive Plan and any inducement grants made by Iterum pursuant to Nasdaq Listing Rule 5635(c)(4));
(e)

Ordinary Shares, Options or Convertible Securities actually issued upon the exercise of Options or Ordinary Shares actually issued upon the conversion or exchange of Convertible Securities (including the Notes), in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(f)

Ordinary Shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction;

(g)

Ordinary Shares, Options or Convertible Securities issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions with such third-parties or their Affiliates;

(h)

Ordinary Shares, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another entity by Iterum, the Company or any Guarantor by merger, purchase of substantially all of the assets, the acquisition of assets of another entity by Iterum, the Company or any Guarantor, other reorganization or to a joint venture agreement; or

(i)

Ordinary Shares, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, manufacturing, supply, distribution, marketing or other similar commercial agreements or strategic partnerships.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Ownership Cap” has the meaning set forth in Section 14.01(c)(ii).

“Applicable Tax Law” shall have the meaning specified in Section 4.10.

“Authorized Shares Approval” means such approvals as may be required from Iterum’s shareholders (i) to increase the authorized number of Ordinary Shares under Iterum’s Constitution such that the number of unissued Ordinary Shares that are available for issuance by Iterum (excluding any shares that are issuable upon exercise, conversion or exchange of outstanding options, warrants or other securities or are reserved under any equity incentive plan maintained by Iterum) is greater than the total number of Ordinary Shares that are issuable upon exchange of the then-outstanding Notes (disregarding any limitations on exchange in Section

14.01(c)) and (ii) to amend Article 7 of Iterum’s Articles of Association to authorize Iterum’s Board of Directors to allot and issue such newly created Ordinary Shares generally and to do so on a non pre-emptive basis as if Section 1022 of the Irish Companies Act 2014 did not apply.

“Available Shares” means a number of Ordinary Shares equal to the number of authorized but unissued Ordinary Shares that are available for issuance by Iterum (excluding any shares that are issuable upon exercise, conversion or exchange of outstanding options, warrants or other securities or are reserved under any equity plan maintained by Iterum or reserved for exchange of any Notes issued pursuant to the Rights Offering).

“Available Shares Ownership Cap” has the meaning set forth in Section 14.01(c)(iii).

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code (or any successor thereto) or any similar bankruptcy, insolvency or other U.S. federal or state law, or similar foreign law (including under Bermudan or Irish law), for the relief of debtors, whether now or hereafter in effect.

“Beneficial Holder” has the meaning set forth in Section 2.05(c).

“Benefited Party” shall have the meaning specified in Section 13.01(b).

“Board of Directors” means, with respect to the Company or any Guarantor, the board of directors (or equivalent governing body) of the Company or such Guarantor, as the case may be, or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the applicable Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than (a) a Saturday, (b) a Sunday, (c) a day on which the Federal Reserve Bank of New York or banking institutions in London or Bermuda are authorized or required by law or executive order to close or be closed or (d) solely for purposes of Section 17.06, a day on which banking institutions in the location of the Trustee or Paying Agent, as the case may be, are authorized or required by law to close.

“Cap” shall have the meaning specified in Section 2.01.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated)

stock or shares issued by that Person, but excluding any debt securities convertible or exchangeable into such stock or shares.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., with an aggregate market value not in excess of $18,750,000, provided that there are no legal or market impediments to the immediate sale of such commercial paper; (c) certificates of deposit maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition. Notwithstanding the foregoing, Cash Equivalents does not include purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Change of Control Price” means, with respect to a Note, the greater of (i) 300% of the principal amount thereof, and (ii) the consideration that would be received by the Holder of such Note in connection with a Change of Control Transaction if the Holder had exchanged the Note for Ordinary Shares immediately prior to the consummation of such Change of Control Transaction.

For the purpose of determining the value of non-cash consideration received in such a Change of Control Transaction, the value of such consideration shall be deemed to be the fair market value of such consideration.  The determination of fair market value of such property shall be made in good faith by the Board of Directors of Iterum, provided that to the extent such property consists of securities, the fair market value of such securities shall be determined as follows:

a)

if traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), the value shall be deemed to be the average closing prices of the securities on such exchange or system for the 30 trading days immediately prior to the closing of such Change of Control Transaction;

b)

if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) for the 30 trading days immediately prior to the closing of such Change of Control Transaction; or

c)	if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of Iterum.

For the purposes of this definition only, “trading day” means any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid or sales prices” shall be deemed to be: (A) for securities traded primarily on the New York Stock Exchange or Nasdaq Stock Market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (B) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system.

“Change of Control Transaction” means any transaction that constitutes a Fundamental Change pursuant to clause (a) or clause (b) of the definition thereof.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.  To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317, inclusive, to the extent that they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Notes for the purposes of complying with such provisions.

“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, Chief Financial Officer or President or any director of the Company,

and (b) any such other Officer designated in clause (a) of this definition or the Company’s Secretary or any Assistant Secretary, and delivered to the Trustee.

“Convertible/Redeemable Securities” shall have the meaning specified in Section 4.11(b).

“Convertible Securities” means any evidences of indebtedness, shares or other securities that by their terms are directly or indirectly convertible into or exchangeable for Ordinary Shares, but excluding Options and the Notes.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located (i) solely for purposes of surrender for registration, transfer, exchange, presentation for payment or repurchase, or conversion, at U.S. Bank National Association, 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust Services – Iterum Therapeutics, PLC, and (ii) for all other purposes, at U.S. Bank National Association, 225 Asylum Street, 23rd Floor, Hartford, CT 06103, Attention: Global Corporate Trust Services – Iterum Therapeutics, PLC, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 30 consecutive Trading Days during the Observation Period, one-thirtieth of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 30.

“Daily Settlement Amount,” for each of the 30 consecutive Trading Days during the Observation Period, shall consist of:

(a)cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Exchange Value on such Trading Day; and

(b)if the Daily Exchange Value on such Trading Day exceeds the Daily Measurement Value, a number of Ordinary Shares equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Ordinary Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ITRM <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but have not been paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date”, as used in Section 14.04, means the first date on which Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Iterum or, if applicable, from the seller of Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Ordinary Shares under a separate ticker symbol or CUSIP will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Obligation” means the Company’s obligation to deliver the consideration payable upon an exchange pursuant to Section 14.01(a) or Section 14.01(b), subject to, and in accordance with, the settlement provisions of Section 14.02.

“Exchange Price” means as of any date, $1,000, divided by the Exchange Rate as of such date.

“Exchange Rate” shall have the meaning specified in Section 14.01(a).

“Exchange Settlement Date” shall have the meaning specified in Section 14.02(c).

“Exempted Securities” shall have the meaning specified in the definition of Additional Ordinary Shares.

“First Issue Date” means the original issuance date of the first Notes issued pursuant to this Indenture.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than any of (w) the Company, (x) Iterum, (y) the Subsidiary Guarantors and their wholly owned Subsidiaries and (z) the employee benefit plans of Iterum and its wholly owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Iterum’s Common Equity representing more than 50% of the aggregate voting power of Iterum’s Common Equity; provided that the Holders of Specified Notes shall not be considered a “person” or “group” within the meaning of Section 13(d) of the Exchange Act by virtue of the rights and obligations set forth in the Investor Rights Agreement.

(b)the consummation of (i) any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares would be converted into, or exchanged for, capital stock, other securities, other property or assets; (ii) any share purchase, share exchange, consolidation or merger or other similar transaction involving Iterum pursuant to which the Ordinary Shares will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets (including intellectual property) of Iterum and its Subsidiaries, taken as a whole, to any Person other than one of Iterum’s wholly owned Subsidiaries; provided, however, that neither (A) a transaction described in clause (ii) in which the holders of all classes of Iterum’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving Person or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (B) any merger or consolidation of Iterum solely for the purpose of changing Iterum’s jurisdiction of incorporation that results in a reclassification, conversion or exchange of issued Ordinary Shares solely into shares of common stock of the surviving Person, shall be a Fundamental Change pursuant to this clause (b);

(c)the stockholders of the Company, Iterum or the Irish Guarantor approve any plan or proposal for the liquidation or dissolution of the Company, Iterum or the Irish Guarantor; or

(d)the Ordinary Shares cease to be listed on any Permitted Exchange.

provided, however, that any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) above shall be deemed a Fundamental Change solely under clause (b) above; and provided, further, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change pursuant to clause (a) or (b) above if at least 90% of the consideration received or to be received by the common stockholders of Iterum, excluding cash payments for fractional shares or pursuant to dissenters’ rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any Permitted Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible or exchangeable into such consideration, excluding cash payments for fractional shares (subject to the provisions of Section 14.02).  If any transaction in which the Ordinary Shares are replaced by the securities of another entity occurs, following the effective date of such transaction, references to Iterum in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means U.S. generally accepted accounting principles as in effect from time to time.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantee” means the guarantee of the Company’s obligations under this Indenture and the Notes, issued by the Guarantors pursuant to Article 13 of this Indenture.

“Guarantee Obligations” shall have the meaning specified in Section 13.01(a).

“Guarantors” shall have the meaning specified in the first paragraph of this Indenture.

“Guarantor Senior Debt” means all obligations of any Guarantor to Silicon Valley Bank now existing or hereafter arising, including, without limitation, (i) the Obligations (as defined in the SVB Facility), together with all costs of collecting such obligations (including attorneys’ fees), (ii) all obligations now existing or hereafter arising under any agreement in connection with the provision by Silicon Valley Bank to any Guarantor of products and/or credit services facilities, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services, (iii) all interest accruing after the commencement by or against any Guarantor of any bankruptcy, reorganization or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding and (iv) any obligations of the Guarantors hereafter arising that the applicable Guarantor(s) designate as “Guarantor Senior Debt”; provided, however, that the aggregate principal amount of any such indebtedness constituting Guarantor Senior Debt shall not exceed $50,000,000 outstanding at any time (it being understood that the maximum amount of Guarantor Senior Debt is not additive to the maximum amount of Senior Debt but instead refers to the same maximum amount as applied to each Guarantor with respect to Guarantor Senior Debt and to the Company with respect to Senior Debt).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, and (c) any lease obligation that is required to be accounted for as a finance lease in accordance with GAAP.

“Individual Ownership Cap” has the meaning set forth in Section 14.01(c)(i).

“Initial Purchasers” means Advent Life Sciences LLP, Advent Life Sciences Fund II LP, Arix Bioscience Holdings Limited, Canaan X L.P., Frazier Healthcare VII, L.P., Frazier Healthcare VII-A, L.P., New Leaf Ventures III, L.P., New Leaf Biopharma Opportunities II, L.P., Sofinnova Venture Partners IX, L.P., Domain Partners IX, L.P., Pivotal bioVenture Partners Fund I, LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Catapult Fund LLC, Sarissa Capital Hawkeye Fund LP, RA Capital Healthcare Fund, L.P., Blackwell Partners LLC – Series A, Empery Master Onshore, LLC, Empery Tax Efficient, LP, Empery Tax Efficient II, LP, Lincoln Park Capital Fund, LLC, 683 Capital Partners, LP, SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P., 2b LLC, Sabby Volatility Warrant Master Fund, Ltd., S.H.N Financial investments ltd, North Sound Trading, LP, CVI Investments, Inc., Salthill Investors (Bermuda) L.P., Salthill Partners, L.P. and Gary D. Cohn.

“Interest Payment Date” means the Maturity Date.

“Interest Record Date” means January 15, 2025 (whether or not such day is a Business Day).

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of January 21, 2020, among the Company and the Initial Purchasers.

“Irish Guarantor” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Irish Takeover Rules” means The Irish Takeover Panel Act 1997, Takeover Rules 2013.

“Iterum” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Iterum U.S. Holding” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Iterum U.S. Limited” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“IV Product” means the sulopenem antibiotic being developed by Iterum for intravenous delivery.

“Last Reported Sale Price” of the Ordinary Shares on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares are traded.  If the Ordinary Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Ordinary Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Ordinary Shares are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Ordinary Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Liquidation Event” means an event described in clause (c) of the definition of Fundamental Change.

“Major Investors” means Sarissa Capital Offshore Master Fund LP, Sarissa Capital Catapult Fund LLC and Sarissa Capital Hawkeye Fund LP and their respective successors.

“Mandatory Exchange” shall have the meaning specified in Section 14.01(b).

“Mandatory Exchange Notice” shall have the meaning specified in Section 14.01(b).

“Mandatory Exchange Trigger Event” means the first date, following January 21, 2021 and on or prior to January 1, 2025, on which (A) the U.S. Food and Drug Administration has accepted for filing a new drug application and, if applicable, a supplemental new drug application (or, in each case, any successor form or application having substantially the same effect with respect to the approval of a drug for marketing and sale) by Iterum or any of its Affiliates for the Products in respect of each of the following indications: uncomplicated urinary tract infection and complicated urinary tract infection; (B) Iterum has at least $75 million of Unrestricted Cash, on a consolidated basis, without including any net proceeds from sales of the

Notes and the RLNs to the Initial Purchasers and any other financing provided by the Initial Purchasers to Iterum or any of its Subsidiaries after the date of this Indenture; and (C) the Daily VWAP of the Ordinary Shares shall have been at least $8.00 (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) on each Trading Day during the 60 consecutive Trading Days immediately preceding the date of determination.

“Market Disruption Event” means, for the purposes of determining amounts due upon exchange (i) a failure by the primary U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading to open for trading during its regular trading session; or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares.

“Maturity Date” means January 31, 2025.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Exchange” shall have the meaning specified in Section 14.02(b).

“Observation Period” with respect to any Note surrendered for exchange means: (i) subject to clause (ii), if the relevant Exchange Date occurs prior to October 31, 2024, the 30 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Exchange Date; (ii) if the relevant Exchange Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Section 16.02 and prior to the close of business on the second Scheduled Trading Day immediately preceding the relevant Redemption Date, the 30 consecutive Trading Days beginning on, and including, the 31st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Exchange Date occurs on or after October 31, 2024, the 30 consecutive Trading Days beginning on, and including, the 31st Scheduled Trading Day immediately preceding the Interest Record Date.

“Officer” means, (i) with respect to the Company, the Company’s President, Chief Executive Officer, Chief Financial Officer or Secretary or any director of the Company, (ii) with respect to Iterum, Iterum’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer or any director of Iterum and (iii) with respect to any Subsidiary Guarantor, such Subsidiary Guarantor’s President, Chief Executive Officer, Chief Financial Officer, Secretary or Treasurer, any director of such Subsidiary Guarantor, or any attorney appointed by such entity.

“Officer’s Certificate,” when used with respect to the Company or any Guarantor, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company or such Guarantor, as applicable.  Each such certificate shall comply with Section 314 of the Trust Indenture Act and, except to the extent provided herein, shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.  The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, Iterum or any of the Subsidiary Guarantors, as applicable, or other counsel that is acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein and which legal counsel may, in providing such opinion, rely upon certifications or other representations as to matters of fact.  Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” shall have the meaning specified in Section 16.01.

“Option” means rights, options or warrants to purchase or otherwise acquire Ordinary Shares or Convertible Securities.

“Oral Product” means sulopenem etzadroxil and probenecid combined in a single bilayer tablet being developed by Iterum for oral administration.

“Ordinary Shares” means the ordinary shares of Iterum, nominal value $0.01 per share, at the date of this Indenture, subject to adjustment after the date of this Indenture pursuant to Section 14.07.

“outstanding,” when used with reference to the Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(e)Notes repurchased by the Company or the Guarantors pursuant to the penultimate sentence of Section 2.10.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Exchange” means The New York Stock Exchange, The NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market, the Nasdaq Capital Market (or any of their respective successors) or any Designated Offshore Securities Market (as defined in Rule 902 under the Securities Act).

“Permitted Indebtedness” means:

(a)the Guarantors’ and the Company’s Indebtedness to the Holders pursuant to this Indenture (subject in all cases to the Cap) and the Notes and any Indebtedness in respect of the RLNs;

(b)the Guarantors’ and any of their Subsidiaries’ debt or credit facilities, including (i) the SVB Facility, and any replacement, restatement, refunding, refinancing, amendment, supplement, modification, extension or renewal thereof whether by the same or any other agent, lender or group of lenders, (ii) additional Indebtedness incurred under the SVB Facility or any replacement, restatement, refunding, refinancing, amendment, supplement, modification, extension or renewal thereof whether by the same or any other agent, lender or group of lenders, and (iii) any other Indebtedness for borrowed money, including any financing arrangements (including commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any replacement, restatement, refunding, refinancing, amendment, supplement, modification, extension or renewal thereof whether by the same or any other agent, lender or group of lenders; provided that the aggregate principal amount of Indebtedness permitted to be outstanding under this clause (b) shall not exceed Fifty Million Dollars ($50,000,000);

(c)Subordinated Indebtedness incurred by the Guarantors or any of their Subsidiaries; provided that the aggregate principal amount of Indebtedness permitted to be outstanding under this clause (c) shall not exceed $15,000,000;

(d)unsecured Indebtedness owed to trade creditors incurred by the Guarantors or any of their Subsidiaries in the ordinary course of business;

(e)Indebtedness consisting of finance lease obligations (in accordance with GAAP), equipment financing and purchase money Indebtedness, in each case incurred by the Guarantors or one of their Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person; provided that the aggregate principal amount of Indebtedness permitted to be outstanding under this clause (e) shall not exceed $15,000,000;

(f)any obligations with respect to (i) corporate credit cards issued for the account of the Guarantors or any of their Subsidiaries in the ordinary course of business, (ii) any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect the Guarantors or any of their Subsidiaries against fluctuation in interest rates, currency exchange rates or commodity prices and not used for speculative purposes, or (iii) letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts and similar instruments issued for the account of the Guarantors or any of their Subsidiaries in the ordinary course of business for the purposes of (A) workers’ compensation claims, health, disability and other employee benefits, property, casualty and liability insurance and self-insurance, unemployment insurance, and other social security laws, and (B) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, completion guarantees and obligations of a like nature;

(g)deposits held in escrow accounts or held by landlords, for real estate leases issued for the account of the Guarantors or any of their Subsidiaries in the ordinary course of business;

(h)(i) Indebtedness owed by the Company or the Guarantors to one of their wholly-owned Subsidiaries, (ii) Indebtedness owed to the Company or the Guarantors by one of their wholly-owned Subsidiaries and (iii) Indebtedness owed by a Guarantor to another Guarantor or the Company;

(i)Indebtedness of the Guarantors or one of their Subsidiaries consisting of the financing of insurance premiums in the ordinary course of business;

(j)unsecured Indebtedness in the form of “Regulatory Approval Milestone Payments” owing to Pfizer Inc. arising out of, related to or in any way in connection with the Pfizer License, or otherwise (including but not limited to any unsecured promissory notes issued to Pfizer Inc. in accordance with Section 5.4 of the Pfizer License), plus accrued or capitalized interest thereon;

(k)[reserved];

(l)Indebtedness arising from agreements of the Guarantors or one of their Subsidiaries entered into in accordance with the terms of this Indenture, providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of the Guarantors or any of their Subsidiaries;

(m)Indebtedness of the Guarantors or any of their Subsidiaries in respect of netting services, overdraft protection and otherwise in connection with deposit accounts, in each case, incurred in the ordinary course of business;

(n)Indebtedness representing deferred compensation to employees of the Guarantors or any of their Subsidiaries incurred in the ordinary course of business;

(o)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business by the Guarantors or any one of their Subsidiaries;

(p)Indebtedness incurred by the Guarantors or one of their Subsidiaries under customs bonds incurred in the ordinary course of business, to secure payments of customs duties in connection with the importation of goods that are promptly paid before they become due;

(q)[reserved]; and

(r)replacements, restatements, refundings, refinancings, amendments, supplements, modifications, extensions or renewals of any items of Permitted Indebtedness in paragraphs (a) and (c) through (k) above.

“Person” means an individual, a corporation, a company, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization, or a government or an agency or a political subdivision thereof.

“Pfizer License” means that License Agreement, by and among Iterum, the Irish Guarantor and Pfizer Inc., dated as of November 18, 2015, as it may be amended or otherwise modified from time to time.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Products” means the Oral Product and the IV Product and “Product” means any one of them.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Ordinary Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by Iterum’s Board of Directors, by statute, by contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Redemption Payment Trigger Event” means the first date on which both (i) Iterum (or Affiliate thereof) has received approval of a new drug application and, if applicable, a supplemental new drug application (or, in each case, any successor form or application having substantially the same effect with respect to the approval of a drug for marketing and sale) by the U.S. Food and Drug Administration with respect to a Product for the treatment of uncomplicated urinary tract infection and/or complicated urinary tract infection and (ii) there has been a commercial sale of a Product in the United States following approval by the U.S. Food and Drug Administration as provided in clause (i) above.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01,     (i) 300% of the outstanding principal amount of such Notes if the Redemption Date occurs prior to the Redemption Payment Trigger Event, (ii) 115% of the outstanding principal amount of such Notes if the Redemption Date occurs on or after the Redemption Payment Trigger Event or (iii)

notwithstanding clause (ii), if a Change of Control Transaction is consummated prior to or within 120 days after the applicable Redemption Date, the Change of Control Price, plus, in the case of each of clauses (i)-(iii), accrued and unpaid interest on such Notes to be redeemed, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after the Interest Record Date but on or prior to the Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes as of the close of business on such Interest Record Date).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Actions” shall have the meaning specified in Section 4.11.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rights Offering” means any public offering of subscription rights to purchase units consisting of Notes and RLNs by Iterum and the Company to holders of Ordinary Shares on a pro rata basis in accordance with their share ownership as of a record date to be determined by the Board of Directors of Iterum or a committee thereof. The Initial Purchasers and their Affiliates shall not be entitled to purchase any units pursuant to the Rights Offering (regardless of whether or not under Irish or other applicable law such subscription rights are required to be offered to the Initial Purchasers).

“RLNs” means the Limited Recourse Royalty-Linked Subordinated Notes issued by the Company pursuant to the RLN Indenture.

“RLN Indenture” means the Limited Recourse Royalty-Linked Subordinated Notes Indenture, dated as of January 21, 2020, by and among the Company, Iterum, the Subsidiary Guarantors, Iterum Holders’ Representative LLC, as holders’ representative, and Computershare Trust Company, N.A., as trustee.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading.  If the Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Debt” means all obligations of the Company to Silicon Valley Bank now existing or hereafter arising, including, without limitation, (i) the Obligations (as defined in the SVB Facility), together with all costs of collecting such obligations (including attorneys’ fees), (ii) all obligations now existing or hereafter arising under any agreement in connection with the provision by Silicon Valley Bank to the Company of products and/or credit services facilities, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services, (iii) all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding and (iv) any obligations of the Company hereafter arising that Iterum designates as “Senior Debt”; provided, however, that the aggregate principal amount of any such indebtedness shall not exceed $50,000,000 outstanding at any time (it being understood that the maximum amount of Senior Debt is not additive to the maximum amount of Guarantor Senior Debt but instead refers to the same maximum amount as applied to the Company with respect to Senior Debt and to each Guarantor with respect to Guarantor Senior Debt).

“Settlement Amount” shall have the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” shall have the meaning specified in Section 14.02(a)(iii).

“Shareholder Approval” means such approval as may be required from time to time by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from Iterum’s shareholders with respect to the initial issuance of the Specified Notes to the Initial Purchasers and/or to permit the issuance of all Ordinary Shares issuable in connection with the exchange of all Specified Notes issued to the Initial Purchasers.

“Significant Shareholder” means any shareholder of Iterum that beneficially owns, directly or through its Affiliates and any other Persons or entities whose beneficial ownership of Ordinary Shares would be aggregated with such shareholder’s beneficial ownership for purposes of Section 13(d) of the Exchange Act (excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to exchange, convert, exercise or purchase similar to the limitation set forth herein), greater than 10% of the total number of Ordinary Shares issued and outstanding.

“Significant Subsidiary” means a Subsidiary of Iterum that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Special Interest” means all amounts, if any, payable pursuant to Section 6.03.

“Specified Dollar Amount” means the maximum cash amount to be received upon exchange per $1,000 of principal of and accrued but unpaid interest on the Notes to be exchanged as determined by the Company and specified in the Settlement Notice related to any exchanged Notes.

“Specified Notes” means all the Notes originally issued to the Initial Purchasers on the date of this Indenture.

“Specified Percentage” means Sixty Six and Two Third Percent (66 2/3%); provided, however, that if greater than 50% of the initial aggregate principal of all Specified Notes (immediately following their original issuance) has been exchanged pursuant to Article 14, “Specified Percentage” shall mean Fifty Percent (50%).

“Specified Transaction” shall have the meaning specified in Section 14.07(a).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subordinated Indebtedness” means with respect to a Person, any Indebtedness of such Person that (i) is unsecured, (ii) is subordinated in right of payment to all principal and interest on the Notes or the Guarantee by such Person, as the case may be, pursuant to a written agreement to that effect and (iii) has no scheduled principal payment due on or before the Maturity Date.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” shall have the meaning specified in the first paragraph of this Indenture.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“SVB Facility” means that certain Loan and Security Agreement among the Subsidiary Guarantors, the Company and Silicon Valley Bank, dated as of April 27, 2018 (as may be amended, modified, restated, replaced, or supplemented from time to time, including any deferrals, renewals, refinancings or extensions thereof).

“Trading Day” means a day on which (i) trading in the Ordinary Shares (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Market or, if the Ordinary Shares (or such other security) are not then listed on The Nasdaq Global Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are then listed or, if the Ordinary Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares (or such other security) are then traded and (ii) a Last Reported Sale Price for the Ordinary Shares (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Ordinary Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Ordinary Shares generally occurs on The Nasdaq Global Market or, if the Ordinary Shares are not then listed on The Nasdaq Global Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then listed or admitted for trading, except that if the Ordinary Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Unrestricted Cash” means cash and/or Cash Equivalents that are free and clear of all liens, security interests or other charges or encumbrances and not subject to any restrictions on the use or distribution thereof to pay Indebtedness and other obligations or otherwise pursuant to applicable law or contract (other than any liens, security interests or other charges, encumbrances or restrictions pursuant to any Permitted Indebtedness described in clauses (a), (b), (f), (m), or (p) (or clause (r) to the extent related to clauses (a) or (f)) in the definition thereof).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Veto Notice” shall have the meaning specified in Section 4.11.

Section 1.02References to Interest.  All references to interest on, or in respect of, any Note in this Indenture shall be deemed to include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to Section 6.03 or to any interest payable on any Defaulted Amounts as set forth in Section 2.03(c).

Section 1.03Tax Treatment; OID.  The Company agrees and, by acceptance of a Note, each beneficial owner of a Note will be deemed to have agreed (a) to treat the Notes as indebtedness of the Company for U.S. federal income tax purposes, (b) that the Notes and RLNs constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code, (c) that for purpose of the allocation of the issue price of such investment unit among the Notes and RLNs in accordance with Section 1273(c)(2) of the Code and the U.S. Department of the Treasury regulations Section 1.1273-2(h), $231.27 shall be allocated to the aggregate RLNs per investment unit, and (d) that neither the Company nor any beneficial owner shall take any position inconsistent with such allocation in any U.S. federal, state or local tax return unless otherwise required by a tax authority or court.  Any Holder may obtain the amount of original issue discount for the Notes from the Company by submitting a written request to the Company at the following address: Iterum Therapeutics plc, Block 2, Floor 3 Harcourt Centre, Harcourt Street, Dublin 2, Ireland, Attention: Company Secretary.

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01Designation and Amount.  The Notes shall be designated as the “6.500% Exchangeable Senior Subordinated Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $60,000,000 (inclusive of  any additional Notes as contemplated by Section 2.10) (the “Cap”) and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture.  To the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, exchanges for cash, Ordinary Shares or a combination thereof, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Company or the Holder of such Notes in accordance with this Indenture.  Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof.  Each Note shall be dated the date of its authentication and shall bear simple, non-compounding interest from the date specified on the face of such Note to, but excluding, the Maturity Date, unless earlier repurchased, redeemed or exchanged pursuant to and in accordance with the provisions of this Indenture. Accrued interest on the Notes, if any, shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.

(b)The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Interest Record Date with respect to the Interest Payment Date shall be entitled to receive any interest payable on the Interest Payment Date.  The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay interest, if any, (i) on any Physical Notes (a) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check delivered to the Holders of these Notes at their address as it appears in the Note Register and (b) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check delivered to each such Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Interest Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest, to the extent permitted by applicable law, per annum at the rate borne by the Notes, from, and including, such relevant payment date, and such Defaulted Amounts together with any such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04Execution, Authentication and Delivery of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer of the Company.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder, other than delivery of an Officer’s Certificate pursuant to Section 17.05. For the avoidance of doubt, the Trustee shall not be obligated to authenticate a Note hereunder unless and until it has received a Company Order in accordance with the terms hereof.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.  (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and upon receipt of a Company Order, the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchanges for cash, Ordinary Shares or a combination thereof shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Note Registrar and the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Trustee, the Note Registrar or the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for exchanges for cash, Ordinary Shares or a combination thereof or, if a portion of any Note is surrendered for exchanges for cash, Ordinary Shares or a combination thereof, such portion thereof surrendered for exchanges for cash, Ordinary Shares or a combination thereof, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)The Specified Notes issued hereunder shall be represented initially by Physical Notes until such time as the Shareholder Approval has been obtained.  Otherwise, so long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes issued under this Indenture shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Ordinary Shares issued upon exchange of the Notes that are required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security. For the avoidance of doubt, nothing in this Section 2.05(c) shall be deemed to prevent the transfer of any Note by any Holder to any Affiliate of such Holder in a transaction that is otherwise in compliance with the Securities Act.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, including as a result of the affiliate status of any holder of a Note, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Ordinary Shares, if any, issued upon exchange thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that was effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE ORDINARY SHARES, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT), THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF Iterum Therapeutics Bermuda Limited (THE “COMPANY”), Iterum Therapeutics plc (“Iterum”), Iterum Therapeutics International Limited (the “Irish Guarantor”), Iterum Therapeutics US Limited (“Iterum U.S. Limited”) or Iterum Therapeutics US Holding Limited (together with Iterum, the Irish Guarantor and Iterum U.S. Limited, the “Guarantors”), AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY and the guarantors THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO ITERUM OR ANY SUBSIDIARY THEREOF (INCLUDING THE COMPANY), OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, the guarantors AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A INVESTOR RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH INVESTOR RIGHTS AGREEMENT.

No transfer prior to the Resale Restriction Termination Date of any Note as to which such restrictions on transfer apply will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number.  The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Ordinary Shares delivered upon exchange of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial holder) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

Only if (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, (iii) a Beneficial Holder notifies the Company that it is an Affiliate of the Company or the Parent Guarantor and requests that its beneficial interest in the Global Note be issued as a Physical Note, or (iv) an Event of Default with respect to the Notes has occurred and is continuing, or a Mandatory Exchange Notice has been delivered, and a beneficial holder of an interest in any Global Note (a “Beneficial Holder”) requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver at the Company’s expense (x) in the case of clause (iii) or (iv), a Physical Note to such Beneficial Holder in a principal amount equal to the principal amount of such Note corresponding such Beneficial Holder’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each Beneficial Holder of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) or (iv) of the immediately preceding paragraph, the relevant Beneficial

Holder, shall instruct the Trustee in writing.  Upon execution and authentication, the Trustee shall deliver at the Company’s expense such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged for cash, Ordinary Shares or a combination thereof, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged for cash, Ordinary Shares or a combination thereof, canceled, redeemed, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged, redeemed, repurchased or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee shall have any responsibility or liability to any Beneficial Holder of a Global Note, a member of, or a participant in, the Depositary or other Person for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)Until the Resale Restriction Termination Date, any stock certificate representing Ordinary Shares delivered upon exchange of Notes to which restrictions on transfer apply shall bear a legend in substantially the following form (unless such Ordinary Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that was effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Ordinary Shares have been delivered upon exchange of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that was effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Ordinary Shares):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS AN “accredited investor” (WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT), THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF Iterum Therapeutics Bermuda Limited (THE “COMPANY”), Iterum Therapeutics plc (“Iterum”), Iterum Therapeutics International Limited (the “Irish Guarantor”), Iterum Therapeutics US Limited (“Iterum U.S. Limited”) or Iterum Therapeutics US Holding Limited (together with Iterum, the Irish Guarantor and Iterum U.S. Limited, the “Guarantors”), AND

(2) AGREES FOR THE BENEFIT OF the Company and THE GUARANTORS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE EXCHANGE OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO ITERUM OR ANY SUBSIDIARY THEREOF (INCLUDING THE COMPANY), OR
(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, THE GUARANTORS AND THE TRANSFER AGENT FOR THE COMPANY’S ORDINARY SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A INVESTOR RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH INVESTOR RIGHTS AGREEMENT.

Any such Ordinary Shares as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such Ordinary Shares for exchange in accordance with the procedures of the transfer agent for the Ordinary Shares, be exchanged for a new certificate or certificates for a like aggregate number of Ordinary Shares, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of, or exemptions from, the Securities Act, applicable state securities laws or other applicable law.

(f)Any Note or Ordinary Shares issued upon the exchange of a Note that is repurchased or owned by any Affiliate of the Company or Iterum (or any Person who was an Affiliate of the Company or Iterum at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Ordinary Shares, as the case may be, no longer being a “restricted security” (as defined under Rule 144).  Except as provided for in Section 2.10, each of the Company and Iterum shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

(g)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or Beneficial Holders of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h)Neither the Trustee nor any agent shall have any responsibility or liability for any actions or omissions taken or not taken by the Depositary. All notices and communications to be given to the Holders and all payments to be made to the Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of Beneficial Holders in any Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Holders.

Section 2.06Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security and/or indemnity satisfactory to the Company, the Trustee, or if applicable, the authenticating agent as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security and/or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require.  No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company and/or the Trustee may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.  In case any Note that has matured or is about to mature or has been surrendered for required repurchase or redemption or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, exchange or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07Temporary Notes.  Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes.  Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08Cancellation of Notes Paid, Exchanged, Etc.  The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase, exchange for cash, Ordinary Shares or a combination thereof, or registration of transfer or exchange, if surrendered to any Person other than the Trustee (including any of the Company’s agents or the Guarantors’ or the Company’s respective Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation.  All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver evidence of such disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09CUSIP and ISIN Numbers.  The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.10Additional Notes; Repurchases.  The Company may, without the consent of the Holders, but subject in all cases to the Cap, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for the issue date, issue price and, in some cases, the initial interest accrual date); provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax and securities law purposes, such additional Notes shall have one or more separate CUSIP numbers.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters applicable to the issuance of additional Notes, in addition to those required by Section 17.05.  In addition, the Company and/or the Guarantors may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company or the Guarantors), repurchase Notes in the open market or otherwise, whether by the Company, the Guarantors or their respective Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  The Company and the Guarantors shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Article 3
Satisfaction and Discharge

Section 3.01Satisfaction and Discharge.  This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or exchanged for cash, Ordinary Shares or a combination thereof as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company or the Guarantors have deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash, Ordinary Shares or a combination thereof, as applicable, solely to satisfy the Company’s Exchange Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company or the Guarantors; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 7.06 shall survive.

Article 4
Particular Covenants of the Company

Section 4.01Payment of Principal and Interest.  The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02Maintenance of Office or Agency.  The Company will maintain in the United States of America an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for exchange for cash, Ordinary Shares or a combination thereof (“Exchange Agent”) and where notices and demands to or upon the Company or the Guarantors in respect of the Notes, the Guarantee and this Indenture may be made.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office or any other office or agency in the United States of America so designated by the Trustee as a place where Notes may be presented for payment or for registration of transfer.

The Company may also from time to time designate as Paying Agent, Exchange Agent, or co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America so designated by the Trustee as a place for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office as the office or agency in the United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for exchange for cash, Ordinary Shares or a combination thereof and where notices and demands to or upon the Company or the Guarantors in respect of the Notes, the Guarantee and this Indenture may be made.

In acting hereunder and in connection with the Notes, the Paying Agent, the Custodian, the Exchange Agent, and the Note Registrar shall act solely as agent of the Company and will not assume any fiduciary duty or obligation towards or relationship of agency or trust for or with any of the owners or Holders of the Notes.

Section 4.03Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04Provisions as to Paying Agent.  (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or any accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or any such accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date; provided, further, that to the extent such deposit is received by the Paying Agent after 11:00 a.m. New York City time, on any such due date, such deposit will be deemed deposited on the next Business Day.

(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable)

and any such accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or any accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)Subject to applicable abandoned property laws, any money and Ordinary Shares deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, any accrued and unpaid interest on and the consideration due upon exchange of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), any such interest or such consideration due upon exchange has become due and payable shall be paid or delivered, as the case may be, to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Ordinary Shares, and all liability of the Company as trustee thereof, shall thereupon cease.

(e)Upon the occurrence of any Event of Default specified in Section 6.01(i) or Section 6.01(j), the Trustee shall automatically be the Paying Agent.

Section 4.05Existence.  Subject to Article 11, each of the Company and Iterum shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06Rule 144A and Rule 144 Information Requirement.  At any time Iterum is not subject to Section 13 or 15(d) of the Exchange Act, Iterum shall, so long as any of the Notes or any Ordinary Shares delivered upon exchange thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any Ordinary Shares delivered upon exchange of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Ordinary Shares pursuant to Rule 144A and the information required to be delivered pursuant to Rule 144(c) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144.

Section 4.07Stay, Extension and Usury Laws.  Each of the Company and the Guarantors covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or any interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company and the Guarantors (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ended on December 31, 2020) an Officer’s Certificate stating (i) that a review has been conducted of the activity by the Company and the Guarantors and their respective performances under this Indenture, the Guarantee and the Notes and (ii) whether the signers thereof have knowledge of any Default that has occurred during the previous year and, if so, specifying each such Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company or the Guarantors are taking or proposing to take in respect thereof.

Section 4.09Further Instruments and Acts.  Upon request of the Trustee, the Exchange Agent or the Paying Agent, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10Tax Matters; Organizational Limitations. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”) the Company agrees (a) to provide to the Trustee sufficient information within its control about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Tax Law, (b) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Tax Law for which the Trustee shall not have any liability, and (c) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Tax Law. The Company agrees to provide in writing to each Holder, within 75 days following the end of each calendar year, the amount of original issue discount attributable to such Holder. The terms of this Section shall survive the termination of this Indenture.  At all times at which any Note is outstanding, Iterum shall (a) maintain, directly or indirectly, 100% equity ownership of the Company and the Subsidiary Guarantors, and (b) cause the Company to elect to be treated as a disregarded entity for U.S. federal income tax purposes (and, in each case, neither Iterum nor the Company shall take any action that is inconsistent with the foregoing); provided that if the Company is held indirectly by Iterum, the Company shall be considered as disregarded as a separate entity from Iterum for U.S. federal income tax purposes.

Section 4.11Negative Covenants.  As long as any Notes remain outstanding, neither Iterum, the Guarantors or any of their Subsidiaries shall  take any of the actions set forth in clauses (a) through (j) of this Section 4.11 (the “Restricted Actions”), unless Iterum shall have (i) provided at least 10 days’ prior written notice thereof to the Holders (including the Major Investors), and (ii) obtained the prior written consent (evidenced as provided in Article 8) of the Holders of at least the Specified Percentage of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes); provided, that notwithstanding receipt of such consent of the Specified Percentage, if prior to the expiration of such 10 day period the Major Investors cause a Veto Notice to be delivered to Iterum, neither Iterum, the Guarantors or any of their Subsidiaries shall take the applicable Restricted Action.  For purposes of this Indenture, a “Veto Notice” means a written notice delivered to Iterum stating that one or more Restricted Actions has been vetoed, with such notice being executed by holders of at least 30% of the outstanding Notes which must include the Major Investors so long as the Major Investors (collectively and together with their Affiliates) own at least 10% of the outstanding Notes.

(a)the creation, incurrence, issuance or assumption, directly or indirectly, of any new Indebtedness after the date of this Indenture, except for Permitted Indebtedness;

(b)solely with respect to Iterum, directly or through any Affiliate, the redemption, repurchase or other acquisition of any of Capital Stock except (i) redemptions, repurchases or other acquisitions of the Capital Stock of current or former employees, directors or consultants (or their estates or beneficiaries under their estates) pursuant to stock repurchase agreements, stock purchase plans, restricted stock agreements, stock rights plans, director or consultant stock option plans, or similar plans, or otherwise upon such Person’s death, disability, retirement or termination of employment (for cash, by the cancellation of indebtedness or otherwise), (ii) any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, (iii) conversions of any convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof or conversion of preferred shares into ordinary shares (the securities referred to in clauses (ii) and (iii), “Convertible/Redeemable Securities”), and (iv) cash payments in lieu of the issuance of fractional shares upon conversion of convertible securities;

(c)the issuance or authorization to issue of any Convertible/Redeemable Securities which are not outstanding as of the date of this Indenture other than the Notes and the RLNs;

(d)(i) the entering into of one or more new joint ventures, collaborations, exclusive selling arrangements, strategic alliances or other similar partnerships or (ii) the sale, transfer or assignment of any assets that are material to the business of the Guarantors and their Subsidiaries, taken as a whole, other than (A) sales, transfers or assignments of assets as among the Company and any Guarantor or among Guarantors, (B) sales of inventory in the ordinary course of the business of the Guarantors and their Subsidiaries, (C) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in conduct of their business or (D) transactions wholly outside the United States involving development, marketing, distribution, services, sponsored research, collaboration, technology licensing or co-promotion agreements, strategic alliances or other non-U.S. corporate partnering transactions, including, sub-licensing or assignment of any non-U.S. rights under the Pfizer License;

(e)The occurrence of a Change of Control Transaction, other than a Change of Control Transaction in which each Holder of an outstanding Note receives cash consideration of at least 300% of the outstanding principal amount of such Note;

(f)The entering into of any amendment of, the waiver of any rights under, the agreement to the termination of any rights or provisions under, or the agreement to the assignment of any rights or delegation of duties under, the Pfizer Agreement, unless such amendment, waiver, termination, assignment or delegation (i) is in connection with a Change of Control Transaction, (ii) would not adversely affect the rights or interests of the Holders or (iii) is solely for purposes of a transaction described in clauses (A), (B), (C) or (D) of Section 4.11(d);

(g)The acquisition (whether by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, of any Person, business, division, securities or material assets, other than the acquisition of assets and materials in the ordinary course of business;

(h)The making of any loans, advances or capital contributions to, or investments in, any other Person, other than (i) advances of expenses to employees or contractors in the ordinary course of business, (ii) the formation of one or more new wholly-owned Subsidiary for the purposes of continuation of the existing business of the Guarantors and their Subsidiaries, or (iii)

loans, advances or capital contributions to and among the Guarantors, between the Company and the Guarantors or between the Company or the Guarantors and their wholly-owned Subsidiaries;

(i)The entering into of any transaction between any such entity, on the one hand, and any Significant Shareholder (for the avoidance of doubt, not including the Company, the Guarantors, or any of their Subsidiaries), on the other hand; provided, however, that the terms set forth in this clause (i) shall not apply to (I) the issuance of Notes in connection with the Rights Offering, (II) the issuance of Ordinary Shares upon exchange of any Notes or (III) any agreements or arrangements existing on the date of this Indenture or contemplated thereby; and

(j)any change or amendment to the terms of Subordinated Indebtedness unless such change or amendment (i) is permitted pursuant to the definition of “Permitted Indebtedness” or (ii) does not materially and adversely affect the rights or interests of the Holders.

Section 4.12Payment for Consent.  The Company and the Guarantors shall not, and shall not cause or permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Guarantees or the Investor Rights Agreement unless such consideration is offered to be paid (or agreed to be paid) and is paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Article 5
Lists of Holders and Reports by the Company and the Trustee

Section 5.01Lists of Holders.  The Company covenants and agrees that it will, in accordance with Section 312 of the Trust Indenture Act, furnish or cause to be furnished to the Trustee or any Paying Agent, twice annually, not more than 15 days prior to June 30 and December 31 in each year beginning with June 30, 2020, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02Preservation and Disclosure of Lists; Communications to Holders.

(a)The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note

Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b)The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture and the corresponding rights and privileges of the Trustee shall be as provided by Section 312(b)(2) of the Trust Indenture Act, if applicable.

(c)Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be deemed to be in violation of law or held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act (if applicable) regardless of the source from which such information was derived.

Section 5.03Reports by Trustee.

(a)Within 90 days after December 31 of each year commencing with the December 31 following the date of this Indenture, the Trustee shall transmit to all Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act to the extent and in the manner provided pursuant thereto and shall send a copy of any such report to the Holders.  The Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act, if applicable.  The Trustee shall also deliver all reports as required by Section 313(c) of the Trust Indenture Act, if applicable.

(b)A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and also with the Company.  The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 5.04Reports by the Company.

(a)Each of the Guarantors and the Company covenants to comply with Section 314(a) of the Trust Indenture Act insofar as it relates to information, documentation and other reports which the Guarantors or the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

(b)The Company shall file with the Trustee, within 15 days after the same are filed with the Commission, copies of any documents or reports that Iterum is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission).  Any such document or report that Iterum files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 5.04(b) at the time such documents are filed via the EDGAR system, it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

(c)Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Article 6
Defaults and Remedies

Section 6.01Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)default in any payment of principal or interest on any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise, where the default continues for a period of five Business Days;

(b)failure by the Company to comply with its obligation to exchange the Notes in accordance with this Indenture, and such failure continues for three Business Days subject to Section 14.01(c);

(c)failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) or a Mandatory Exchange Notice in accordance with Section 14.01(b) when due;

(d)failure by the Company or any Guarantor to comply with their respective obligations under Article 11, Section 4.11 or Section 4.12;

(e)failure by the Company or any Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of their respective other agreements contained in the Notes, this Indenture or the Guarantee;

(f)default by any Guarantor or any Subsidiary of any Guarantor with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5,000,000 (or its foreign currency equivalent) in the aggregate of the Guarantors and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, if such default is not cured or waived, or such acceleration is not rescinded, as the case may be, within 30 days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with this Indenture;

(g)default by the Company or the Guarantors with respect to the RLNs, if such default is not cured or waived within 30 days after written notice to the Company from the Trustee or the Holders of at least 25% in principal amount of Notes then outstanding in accordance with this Indenture or the Guarantee;

(h)a final judgment or judgments for the payment of $5,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against any Guarantor or any Subsidiary of the Guarantors, which judgment is not discharged, satisfied, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)any Guarantor, the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to any such Guarantor, the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of any such Guarantor, the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)an involuntary case or other proceeding shall be commenced against any Guarantor, the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to such Guarantor, the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Guarantor, the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

(k)the Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under the Indenture or the Guarantee.

Section 6.02Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Guarantors, the Company or a Significant Subsidiary), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may (and the Trustee, at the written request of such Holders, shall) declare 100% of the principal of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding.  If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Guarantors, the Company or a Significant Subsidiary occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of any accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, and on such principal at the rate borne by the Notes at such time to the extent such interest is permitted by law) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of the Specified Percentage in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver or cause to be delivered, as the case may be, the consideration due upon exchange of the Notes.

Section 6.03Special Interest.  Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 5.04 shall, for the first 360 days after the occurrence of such an Event of Default (and, for the avoidance of doubt, giving effect to the 60-day period set forth in Section 6.01(e)), consist exclusively of the right to receive Special Interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 calendar days after the occurrence of such an Event of Default during which such Event of Default is continuing (or, if earlier, the date on which such Event of Default is cured or waived as provided for in this Indenture) and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day from, and including, the 181st calendar day to, but excluding, the 360th calendar day after the occurrence of such an Event of Default during which such Event of Default is continuing (or, if earlier, the date on which such Event of Default is cured or waived as provided for in this Indenture).  If the Company elects to pay Special Interest, such Special Interest shall be payable as set forth in Section 2.03(b).  On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 5.04 is not cured or waived prior to such 361st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02.  In the event the Company does not elect to pay Special Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Special Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Special Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 360-day period.  Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall Special Interest accrue under the terms of this Indenture at a rate per year in excess of 0.50%, regardless of the number of events or circumstances giving rise to the requirement to pay such Special Interest.

This Section 6.03 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.

Section 6.04Payments of Notes on Default; Suit Therefor.  If an Event of Default described in clause (a) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time (to the extent such interest on overdue principal and interest is permitted by law), and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantors or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company, any Guarantor or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, any Guarantor or such other obligor, the property of the Company, such Guarantor or such other obligor, or in the event of any other judicial proceedings relative to the Company, such Guarantor or such other obligor upon the Notes, or to the creditors or property of the Company, such Guarantor or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company, any Guarantor or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantors, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantors, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05Application of Monies Collected by Trustee.  Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee, the Exchange Agent and the Paying Agent under this Indenture;

Second, to holders of Senior Debt to the extent required by Article 18;

Third, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of any interest on, and any cash due upon exchange of, the Notes in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest is permitted by applicable law and has been collected by the Trustee) upon such overdue amounts at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Fourth, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and (to the extent that such interest is permitted by applicable law and has been collected by the Trustee) upon such overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and the cash due upon exchange) and any interest without preference or priority of principal over any interest, or of any interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) and any accrued and unpaid interest; and

Fifth, to the payment of the remainder, if any, to the Company.

Section 6.06Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)such Holders shall have offered to the Trustee such security and/or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)the Trustee has not complied with such request for 60 days after its receipt of such notice, request and offer of security and/or indemnity; and

(e)no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of the Specified Percentage of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein), it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are prejudicial to other Holders.  For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against each of the Company and any Guarantor shall not be impaired or affected without the consent of such Holder.

Section 6.07Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such

Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09Direction of Proceedings and Waiver of Defaults by Holders.  The Holders of the Specified Percentage of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are prejudicial to other Holders) or that would involve the Trustee in personal liability.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification and/or security from the Holders satisfactory to it against all losses, liabilities, or expenses caused by taking or not taking such action. The Holders of the Specified Percentage in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Section 8.04 and including waivers obtained in connection with a repurchase of, or tender or exchange offer for, the Notes) may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured, (ii) a failure by the Company to pay, deliver or cause to deliver, as the case may be, the consideration due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.  Upon any such waiver the Company, the Guarantors, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

Section 6.10Notice of Defaults.

(a)Upon the Company becoming aware of the occurrence of any Event of Default or the occurrence of any event, circumstance or condition that following notice or the lapse of time provided for under Section 6.01 would constitute an Event of Default, the Company shall as soon as possible, and in any event within 15 Business Days after becoming aware of any such occurrence, file with the Trustee written notice of such Event of Default or event, circumstance or condition.

(b)The Trustee shall, within 90 days after any Event of Default for which it receives written notice as provided for in Section 6.10(a), send to all Holders as the names and addresses of such Holders appear upon the Note Register (as provided under Section 313(c) of the Trust Indenture Act, if applicable), notice of such Event of Default or other event, circumstance or condition, unless such Event of Default or other event, circumstance or condition shall have been cured or waived before the giving of such notice.

Section 6.11Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 14.

Article 7
Concerning the Trustee

Section 7.01Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than the Specified Percentage of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(e)the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company, any Guarantor or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h)the rights, privileges, immunities, benefits and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to the Trustee in each of its capacities hereunder, and each agent, custodian, and other Person employed to act hereunder, including, without limitation, in its capacities as Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent hereunder; and

(i)in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Exchange Agent, or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Exchange Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02Reliance on Documents, Opinions, Etc.  In furtherance of and subject to the Trust Indenture Act and except as otherwise provided in Section 7.01:

(a)the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)any request, direction, order or demand of the Company or any Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Company or such Guarantor (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution of the Company or such Guarantor may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company or such Guarantor, as applicable;

(c)the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

(d)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or the Guarantors, personally or by agent or attorney at the expense of the Company or the Guarantors and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(h)the Trustee may request that the Company or any Guarantor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; which certificate may be signed by any Person authorized to sign an Officer’s Certificate for the Company or the Guarantors, as applicable, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(i)the Trustee will not be responsible or liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture;

(j)before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. Except as otherwise provided herein, the Trustee shall not be responsible or liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel; and

(k)the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

In no event shall the Trustee be liable or responsible for any special, indirect, consequential or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee at the Corporate Trust Office and such notice references the Notes, the Company, Iterum, and this Indenture.

Section 7.03No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Guarantee or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04Trustee, Paying Agents, Exchange Agents or Note Registrar May Own Notes.  The Trustee, any Paying Agent, any Exchange Agent, Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent or Note Registrar.

Section 7.05Monies and Ordinary Shares to Be Held in Trust.  All monies and any Ordinary Shares received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money and Ordinary Shares held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law.  The Trustee shall be under no liability for any interest on any money or Ordinary Shares received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06Compensation and Expenses of Trustee.  The Company, Iterum, Iterum U.S. Limited and Iterum U.S. Holding, jointly and severally, covenant and agree to pay to the Trustee, in any capacity under this Indenture, from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence or willful misconduct (as determined by a final, non-appealable decision of a court of competent jurisdiction).  The Company, Iterum, Iterum U.S. Limited and Iterum U.S. Holding, jointly and severally, covenant to indemnify the Trustee (which for purposes of this Section 7.06 shall include its officers, directors, employees, successors, assigns, agents, successors and assigns) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, any Guarantor, a Holder or any Person), damage, liability or expense (including reasonable and documented out-of-pocket attorneys’ fees) incurred without negligence or willful misconduct (as determined by a final, non-appealable decision of a court of competent jurisdiction) on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability (including, without limitation, any and all reasonable and documented out-of-pocket attorneys’ fees and expenses) or enforcing the Company’s obligations hereunder (whether such claims arise by or are against the Company, the Guarantors, or a third person).  The obligations of the Company, Iterum, Iterum U.S. Limited and Iterum U.S. Holding under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of Iterum, and to secure the payment obligations under this Section 7.06 the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as the Trustee, other than money or property held in trust to pay principal of and interest, if any, on particular Notes.  The obligations of the Company, Iterum, Iterum U.S. Limited and Iterum U.S. Holding under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee.  Neither the Company nor any Guarantor shall be required to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and any successor Trustee hereunder.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07Officer’s Certificate as Evidence.  Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence and willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of negligence and willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09Resignation or Removal of Trustee.  (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders at their addresses as they shall appear on the Note Register.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Company’s Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the sending of such notice of resignation to the Holders, the resigning Trustee may, upon 10 Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)In case at any time any of the following shall occur:

(i)the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Company’s Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)The Holders of the Specified Percentage in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within 10 days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided and at the expense of Iterum, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company and the Guarantors shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register.  If the Company fails to send such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be sent at the expense of the Company.

Section 7.11Succession by Merger, Etc.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13Disqualification; Conflicting Interests.

(a)If applicable, to the extent that the Trustee or the Company determines that the Trustee has a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall immediately notify the Company of such conflict and, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  The Company shall take prompt steps to have a successor appointed in the manner provided in this Indenture.

(b)If the Trustee fails to comply with Section 7.13(a), the Trustee shall, within 10 days of the expiration of such 90-day period, transmit a notice of such failure to the Holders in the manner and to the extent provided in the Trust Indenture Act and this Indenture.

(c)If the Trustee fails to comply with Section 7.13(a) after written request therefore by the Company or any Holder, then any Holder of any Note who has been a bona fide Holder for at least six (6) months may on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

Section 7.14Preferential Collection of Claims Against Company.  If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or the Guarantors (or any other obligor upon the Notes), excluding any creditor relationship set forth in Section 311(b) of the Trust Indenture Act, if applicable, the Trustee shall be subject to the applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or the Guarantors (or any such other obligor).

Article 8
Concerning the Holders

Section 8.01Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than 15 days prior to the date of commencement of solicitation of such action.

Section 8.02Proof of Execution by Holders.  Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) any accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary.  The sole registered holder of a Global Note shall be the Depositary or its nominee.  All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Ordinary Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes, following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04Certain Notes Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by the Guarantors, by any respective Subsidiary thereof or by any respective Affiliate thereof (provided that no Initial Purchaser shall be considered such an Affiliate for this purpose) shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, any Guarantor, any respective Subsidiary thereof or any respective Affiliate thereof (provided that no Initial Purchaser shall be considered such an Affiliate for this purpose).  In the case of a dispute as to such right, any decision or indecision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
Holders’ Meetings

Section 9.01Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be sent to Holders of such Notes at their addresses as they shall appear on the Note Register.  Such notice shall also be sent to the Company.  Such notices shall be sent not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by sending notice thereof as provided in Section 9.02.

Section 9.04Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of the Specified Percentage in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of the Specified Percentage of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 9.02.  The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07No Delay of Rights by Meeting.  Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article 9 shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

Article 10
Supplemental Indentures

Section 10.01Supplemental Indentures Without Consent of Holders.  The Company and the Guarantors, when authorized by the resolutions of each of their respective Boards of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)to cure any ambiguity, omission, defect or inconsistency;

(b)to provide for the assumption by a Successor Company of the obligations of the Company or the Guarantors under the Notes, this Indenture or the Guarantee pursuant to Article 11;

(c)to add additional guarantees and/or guarantors with respect to the Notes;

(d)to secure the Notes;

(e)to add to the covenants or Events of Default of the Company or the Guarantors for the benefit of the Holders or surrender any right or power conferred upon the Company or the Guarantors;

(f)to make any change that does not adversely affect the rights of any Holder;

(g)to adjust the Exchange Rate as provided in this Indenture;

(h)to provide for the acceptance of appointment by a successor trustee pursuant to Section 7.10 or to facilitate the administration of the trusts by more than one trustee;

(i)to irrevocably elect or eliminate a Settlement Method and/or irrevocably elect a minimum Specified Dollar Amount;

(j)to reflect the issuance of additional Notes as permitted by the Indenture;

(k)to make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act; provided, however, that such action does not adversely affect the interests of the Holders of Notes in any material respect;

(l)to make any amendments or changes necessary to comply or maintain compliance with the Trust Indenture Act, if applicable; or

(m)in connection with any Specified Transaction, to provide that the Notes are exchangeable for Reference Property, subject to the provisions described in Section 14.02, and make certain related changes to the terms of the Notes to the extent expressly required under this Indenture.

Upon the written request of the Company and subject to Section 10.05, the Trustee is hereby authorized to, and shall join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee shall not be obligated to, but may, enter into any supplemental indenture that affects the Trustee’s own rights, duties, privileges, liabilities or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 8) of the Holders of at least the Specified Percentage of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including  consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the Guarantors, when authorized by the resolutions of their respective Boards of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)reduce the amount or percentage of Notes whose Holders must consent to an amendment or to waive any past default, including any change to the definition of “Specified Percentage”;

(b)reduce the rate of or extend the stated time for payment of interest on any Note;

(c)reduce the principal of or change the Maturity Date of any Note;

(d)make any change that adversely affects the exchange rights of any Notes;

(e)reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)make any Note payable in a currency or at a place of payment other than that stated in the Note;

(g)change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Guarantee;

(h)make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09 or any other amendment or waiver processes in this Indenture;

(i)modify the Guarantee in any manner adverse to the Holders (including the release of any Guarantor from any of its obligations under its Guarantee or this Indenture); or

(j)make any change to Section 4.11 or Section 4.12.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture.  It shall be sufficient if such Holders approve the substance thereof.  After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, privileges, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated, upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.  In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and that the supplemental indenture constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

Section 10.06Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the applicable requirements of the Trust Indenture Act, if any.

Article 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01The Company and the Guarantors May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 11.02, neither the Company nor any Guarantor shall consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of their respective properties and assets to another Person, unless:

(a)the resulting, surviving or transferee Person (the “Successor Company”), if not the Company or a Guarantor, shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Republic of Ireland or Bermuda, and the Successor Company (if not the Company or a Guarantor) shall expressly assume, by supplemental indenture all of the obligations of the Company or such Guarantor, as applicable, under the Notes, this Indenture and the Guarantee, as the case may be;

(b)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c)in the case of a consolidation, merger, sale, conveyance, transfer or lease involving the Company or the Subsidiary Guarantors, the Successor Company is a wholly owned Subsidiary of Iterum.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of Iterum to another Person, which properties and assets, if held by Iterum instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Iterum on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of Iterum to another Person. For the avoidance of doubt, any rights that may be available to the Holders pursuant to Section 15.02 shall not be waived or otherwise modified as a result of a Fundamental Change being permissible under this Section 11.01.

Section 11.02Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture (if required by Section 11.01), executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and any accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture, the Notes and the Guarantee to be performed by the Company or the Guarantors, as applicable, such Successor Company (if not the Company or any Guarantor, as applicable) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s or the Guarantors’ properties and assets, shall be substituted for the Company or the Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the written order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company”, “Iterum” or a “Subsidiary Guarantor” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11), as applicable, may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor or guarantor and (in the case of the Company) maker of the Notes and from its obligations under this Indenture, the Notes and the Guarantee, as the case may be.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03Officer’s Certificate and Opinion of Counsel to Be Given to Trustee.  No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11, and in the case of the Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the relevant Successor Company.

Section 11.04Changes of Control. Iterum shall require the ultimate beneficial owner or beneficial owners that controls or control, as the case may be, any acquiring Person or Persons, in any transaction permitted under this Indenture which constitutes a Change of Control Transaction with respect to Iterum, to guarantee the obligations of the Company and Iterum under this Indenture and the Guarantee as a condition to such transaction or series of related transactions; provided that the foregoing obligation may be waived by Holders of at least the Specified Percentage in principal amount of Notes then outstanding in accordance with this Indenture.

Article 12
Immunity of Incorporators, Shareholders, Officers and Directors

Section 12.01Indenture, Notes and Guarantee Solely Corporate Obligations.  No recourse for the payment of the principal of or any accrued and unpaid interest on any Note or in respect of the Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantors in this Indenture or in any supplemental indenture or in any Note or the Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary (other than the Company or the Subsidiary Guarantors), as such, past, present or future, of the Company, the Guarantors or of any of their respective successor corporations, either directly or through the Company, the Guarantors or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes and the Guarantee.

Article 13
Guarantee of Notes

Section 13.01Guarantee.

(a)By its execution hereof, each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and the issuance of the Notes and that such Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 13, each Guarantor hereby fully and unconditionally guarantees as a primary principal obligation and not merely as a surety to each Holder and its successors and assigns that: (x) the principal of (including the Redemption Price and Fundamental Change Repurchase Price, if applicable), Exchange Obligations with respect to, and interest on, the Notes shall be duly and punctually paid in full and/or performed in accordance with the terms of this Indenture when due, whether at the Maturity Date, upon declaration of acceleration, upon redemption, upon required repurchase, upon exchange or otherwise, along with any interest on overdue principal, interest, and (to the extent permitted by law) interest on any interest, if any, on the Notes, (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be duly and punctually paid in full and/or performed in accordance with the terms of this Indenture when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, upon declaration of acceleration, upon redemption, upon required repurchase, upon exchange or otherwise, along with any interest on overdue principal, interest and (to the extent permitted by law) interest on any interest, if any, on the Notes. Furthermore, subject to the provisions of this Article 13, each Guarantor hereby fully and unconditionally guarantees to the Trustee and to each Holder and their respective successors and assigns that all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other obligations) shall be promptly paid in full or performed, all in accordance with the terms hereof, subject, however, in the case of each of the foregoing obligations set forth above in this Section 13.01, to the limitations set forth in Section 13.02 hereof (the obligations set forth in this Section 13.01 collectively, the “Guarantee Obligations”). Failing payment when due of any Guarantee Obligation for whatever reason, such Guarantor will be obligated to pay the same immediately. An Event of Default with respect to the Notes under this Indenture shall constitute an event of default under the Guarantee and shall entitle the Holders to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.  Each Guarantor covenants and agrees, and each Holder of a Note, by such Holder’s acceptance thereof, likewise covenants and agrees, that, notwithstanding anything in this Indenture or the Notes to the contrary, the Guarantee constitutes a general unsecured obligation of each Guarantor and will be subordinate in right of payment to any Guarantor Senior Debt, it being understood that the terms of Article 18 of this Indenture shall apply to the Guarantee Obligations as if (i) such Article 18 were set forth herein in full, (ii) the term “Guarantee Obligations” were substituted for the term “Notes” appearing in such Article 18, (iii) the term “Guarantor Senior Debt” were substituted for the term “Senior Debt” appearing in such Article 18 and (iv) the term “Guarantors” were substituted for the term “Company” appearing in such Article 18.

(b)Subject to the provisions of this Article 13, each Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby waives and relinquishes: (i) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against such Guarantor; (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (iii) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefited Party, any creditor of such Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (iv) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against such Guarantor for reimbursement; (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vi) any defense arising because of a Benefited Party’s election, in any proceeding instituted under Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision (including under Bermudan or Irish law); and (vii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code or any similar provision (including under Bermudan or Irish law). Each Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment or satisfaction, as the case may be, in full of all Guarantee Obligations, including principal and interest on the Notes and any other costs provided for under this Indenture (including as provided in Article 7).

(c)Each Guarantor as principal obligor and as a separate and independent obligation and liability from its other obligations and liabilities under this Indenture agrees to indemnify and keep indemnified each Holder and the Trustee in full and on demand in respect of the performance and discharge of the Guarantee Obligations (except where the Company’s failure to perform or discharge the Guarantee Obligations results from such Holder’s failure to comply with its obligations under the Indenture or the Trustee’s negligence or willful misconduct or the Company contesting any payment or part of a payment in good faith).

(d)If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any trustee or similar official acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, then the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

(e)The Company and the Guarantors acknowledge that the allotment and issue of Ordinary Shares (whether upon exchange, under the terms of the Guarantee or otherwise) by Iterum will create an equivalent debt owing from the Company to Iterum. For the avoidance of doubt, upon Iterum’s causing the delivery of Ordinary Shares in respect of the Exchange Obligation, the portion of such obligation consisting of an obligation to deliver or cause to be delivered Ordinary Shares shall be deemed satisfied to the extent of the shares so delivered.

(f)The exercise by a Holder of a Note of the right to exchange that Note for Ordinary Shares (if any) in compliance with the provisions of this Indenture shall be deemed to constitute a demand for immediate repayment by each of the Company and the Guarantors of that Note.

(g)Notwithstanding anything in this Indenture to the contrary, (i) with respect to the Subsidiary Guarantors, the Guarantee Obligations only include obligations to make cash payments of amounts due in accordance with the terms of this Indenture and do not include the performance of any obligation by the Company or Iterum to issue or deliver the Notes or any Ordinary Shares; and (ii) with respect to the Subsidiary Guarantors, the Guarantee does not apply to any liability to the extent that it would result in the Guarantee constituting unlawful financial assistance within the meaning of section 82 the Irish Companies Act 2014 (as amended).

Section 13.02Limitation of the Guarantors’ Liability; Certain Bankruptcy Events.

(a)Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantors pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the Guarantee Obligations of the Guarantors under this Article 13 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantors, result in the Guarantee Obligations of the Guarantors under the Guarantee not constituting a fraudulent transfer or conveyance.

(b)Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, examinership, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Code or otherwise.

Section 13.03Execution And Delivery.  The Guarantee shall be evidenced by the execution and delivery of this Indenture or a supplement to this Indenture and no notation of the Guarantee need be endorsed on any Note. Each Guarantor hereby agrees that its Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Article 14
Exchange of Notes

Section 14.01Exchange.

(a)Exchange Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is a minimum of $1,000 principal amount or a multiple of $1,000 in excess thereof) of the then-outstanding portion of such Note (including the accrued but unpaid interest thereon) on or after January 21, 2021 and prior to the earlier of (i) the close of business on the Scheduled Trading Day immediately preceding delivery of a Mandatory Exchange Notice and (ii) the close of business on the second Scheduled Trading Day immediately preceding the Interest Record Date, in each case, at an initial exchange rate of 1,000

Ordinary Shares (subject to adjustment as provided in this Article 14, the “Exchange Rate”) per $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged. Any accrued and unpaid interest being exchanged under this Section 14.01(a) or Section 14.01(b), shall be calculated to include all interest accrued on the Notes being exchanged to, but excluding, the Exchange Settlement Date.

(b)Mandatory Exchange. Subject to the provisions of this Article 14, the Notes shall be automatically exchanged at the Exchange Rate following the occurrence of the Mandatory Exchange Trigger Event (the “Mandatory Exchange”). No later than three Business Days following the occurrence of the Mandatory Exchange Trigger Event, the Company shall or, at its written request received by the Trustee, the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Mandatory Exchange (a “Mandatory Exchange Notice”) to the Exchange Agent (if other than the Trustee) and the Holders; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Mandatory Exchange to the Trustee (if the Trustee is not the Exchange Agent). The Mandatory Exchange Notice shall (i) state that the Mandatory Exchange Trigger Event has occurred, (ii) state the current Exchange Rate and the Settlement Method for the Mandatory Exchange as elected by the Company (and, in the case of an election of Combination Settlement, the Specified Dollar Amount per $1,000 principal amount of Notes) and (iii) include the Exchange Date for the Mandatory Exchange, which shall be the tenth Business Day following the date of such notice.

Following delivery of the Mandatory Exchange Notice, each Holder shall follow the procedure described in Section 14.02(b), and the Company shall have no obligation to issue the exchange consideration unless such Holder has complied with the provisions thereof.

On or prior to the Exchange Date for the Mandatory Exchange, the Company shall deliver an Officer’s Certificate to the Trustee and the Exchange Agent (if other than the Trustee), stating that the Mandatory Exchange Trigger Event has occurred.

Subject to Section 14.02 and Section 14.07(a), upon exchange of any Note pursuant to this Section 14.01(b), the Company shall pay or deliver, as the case may be, to each exchanging Holder the consideration due to such Holder in accordance with Section 14.02(a).

(c)Ownership Caps.

(i)Notwithstanding anything herein to the contrary, Iterum shall not issue to any Holder of a Specified Note, and no Holder of a Specified Note may acquire, a number of Ordinary Shares upon exchange of a Note and the Company shall not otherwise deliver any Ordinary Shares pursuant hereto, to the extent that, (1) upon such exchange, the number of Ordinary Shares then beneficially owned by the Holder and its Affiliates and any other Persons or entities whose beneficial ownership of Ordinary Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the

Exchange Act (including any shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to exchange, convert, exercise or purchase similar to the limitation set forth herein) would exceed 19.99% of the total number of Ordinary Shares issued and outstanding or (2) such issuance, when aggregated with any other Ordinary Shares theretofore or simultaneously therewith issued to or otherwise beneficially owned by the Holder and its Affiliates and any other Persons or entities whose beneficial ownership of Ordinary Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including any shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to exchange, convert, exercise or purchase similar to the limitation set forth herein) would otherwise result in a “change of control” of Iterum within the meaning of Nasdaq Listing Rule 5635(b) ((a) and (b), together, the “Individual Ownership Cap”); except that such limitation shall not apply in the event that Iterum obtains all necessary Shareholder Approvals for such exchange.  For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act.

(ii)Notwithstanding anything herein to the contrary, Iterum shall not issue to any Holder of a Specified Note, and no such Holder may acquire, a number of Ordinary Shares upon exchange of a Note and the Company shall not otherwise deliver any Ordinary Shares pursuant hereto, to the extent that the issuance of such Ordinary Shares would, together with any other issuance of Ordinary Shares by Iterum to any Holders of Specified Notes upon the exchange of all Specified Notes, exceed 19.99% of the issued and outstanding Ordinary Shares immediately prior to the initial issuance of the Specified Notes (the “Aggregate Ownership Cap”), except that such limitation shall not apply in the event that Iterum (a) obtains all necessary Shareholder Approvals for the issuances of Ordinary Shares in excess of the Aggregate Ownership Cap or (b) obtains a waiver from the Nasdaq Stock Market LLC of all applicable listing rules requiring such stockholder approval. Until one of the exceptions in clauses (a) or (b) of the proceeding sentence applies and has been satisfied, upon exchange of a Specified Note the Holder thereof shall in no event, subject to the terms of Section 14.01 and Section 14.02, be entitled to receive a number of Ordinary Shares (determined in the aggregate for all such exchanges of a Specified Note by such Holder) in excess of (x) 14,868,973 (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) multiplied by (y) the quotient obtained by dividing the principal amount of such Specified Note by the initial aggregate principal of all Specified Notes immediately following their original issuance.

(iii)Notwithstanding anything herein to the contrary, Iterum shall not issue to any Holder of a Specified Note, and no such Holder may acquire, a number of Ordinary Shares upon exchange of a Note and the Company shall not otherwise deliver any Ordinary Shares pursuant hereto, to the extent that the issuance of such Ordinary Shares would, together with any other issuance of Ordinary Shares by Iterum to any Holders of Specified Notes upon the exchange of all Specified Notes, exceed the Available Shares (the “Available Shares Ownership Cap”), except that such limitation shall not apply in the event that Iterum obtains the Authorized Shares Approval.  Until the exception in the proceeding sentence applies and has been satisfied, upon exchange of a Specified Note the Holder thereof shall in no event, subject to the terms of Section 14.01 and Section 14.02, be entitled to receive a number of Ordinary Shares (determined in the aggregate for all such exchanges of a Specified Note by such Holder) in excess of (x) the Available Shares multiplied by (y) the quotient obtained by dividing the principal amount of such Specified Note by the initial aggregate principal of all Specified Notes immediately following their original issuance.

(iv)Notwithstanding anything herein to the contrary, if the Company shall have chosen Physical Settlement or Combination Settlement pursuant to Section 14.02(a) and the exchange of a Note would otherwise result in its Holder exceeding the Individual Ownership Cap,  the Aggregate Ownership Cap or the Available Shares Ownership Cap, such that the number of shares issuable upon exchange of such Note is limited by Section 14.01(c)(i), Section 14.01(c)(ii) or Section 14.01(c)(iii), the applicable portion of the Note that is not exchanged as result of such limitations shall remain outstanding in accordance with the terms of this Indenture and the obligation of Iterum to exchange such Note and issue the shares that would have resulted in the Holder exceeding the Individual Ownership Cap, the Aggregate Ownership Cap or the Available Shares Ownership Cap shall not be extinguished, and Iterum and the Trustee shall as promptly as practicable exchange such Notes and deliver to the Holder such number of shares that would have resulted in the Holder exceeding the Individual Ownership Cap,  the Aggregate Ownership Cap or the Available Shares Ownership Cap following such time as the issuance of such shares would not exceed the Individual Ownership Cap, the Aggregate Ownership Cap or the Available Shares Ownership Cap; provided, however, that in the case of an issuance of shares that would result in the Holder exceeding the Individual Ownership Cap, such Holder shall provide written notice to the Company, Iterum and the Trustee that such delivery would not result in the Holder exceeding the Individual Ownership Cap and shall provide the Company, Iterum and the Trustee with any certifications, representations and other documentation reasonably requested by the Company, Iterum or the Trustee in connection therewith. In no event shall the Company nor the Guarantors have any obligation to pay to the Holder in cash the value of the Ordinary Shares that would otherwise be issuable upon an exchange in the absence of the Individual Ownership Cap, the Aggregate Ownership Cap or the Available Shares

Ownership Cap; provided that any Note not so exchanged as a result of the application of the foregoing shall remain outstanding in accordance with the terms of this Indenture.

(v)Notwithstanding anything herein to the contrary, in the event a Holder of a Physical Note (a) notifies the Company, Iterum and the Trustee after delivery of a Mandatory Exchange Notice including the Company’s election of Physical Settlement or Combination Settlement and prior to completion of the Mandatory Exchange that such Holder would be obligated to make a mandatory offer for the entire issued share capital of Iterum pursuant to Rule 9 of the Irish Takeover Rules as a result of the issuance of Ordinary Shares to the Holder upon a Mandatory Exchange and (b) provides the Company, Iterum and the Trustee with any certifications, representations and other documentation reasonably requested by the Company, Iterum or the Trustee in connection therewith, Iterum shall issue to such Holder the maximum number of Ordinary Shares that may be issued to such Holder without obligating such Holder to make such a mandatory offer and shall not exchange Ordinary Shares for the remaining portion of such Note; provided, however, that the obligation of Iterum to issue any such additional Ordinary Shares shall not be extinguished, and Iterum shall make such delivery as promptly as practicable after any such Holder gives notice to the Company, Iterum and the Trustee that such delivery would not result in the Holder being obligated to make a mandatory offer for the entire issued share capital of Iterum pursuant to Rule 9 of the Irish Takeover Rules.

(vi)Notwithstanding anything herein to the contrary, in the event a Beneficial Holder (a) notifies the Company, Iterum and the Trustee after delivery of a Mandatory Exchange Notice including the Company’s election of Physical Settlement or Combination Settlement and prior to completion of the Mandatory Exchange that such Beneficial Holder would be obligated to make a mandatory offer for the entire issued share capital of Iterum pursuant to Rule 9 of the Irish Takeover Rules as a result of the issuance of Ordinary Shares to the Beneficial Holder upon a Mandatory Exchange, (b) provides the Company, Iterum and the Trustee with any certifications, representations and other documentation reasonably requested by the Company, Iterum or the Trustee in connection therewith and (c) requests a Physical Note in lieu of a beneficial interest in a Global Note, the Company shall promptly cause a Physical Note to be issued to the Beneficial Holder in accordance with Section 2.05(c), and shall treat such Beneficial Holder as though such Beneficial Holder were a Holder who had delivered a notice pursuant to Section 14.01(c)(v).

(vii)For the avoidance of doubt, any Notes or portion thereof not exchanged for Ordinary Shares as result of the provisions of this Section 14.01(c) shall continue to be held by the Holders thereof, and none of the rights, obligations and other terms under the Notes, this Indenture or the Guarantee with respect to such Notes shall be deemed amended or otherwise modified in connection with such exchange.

(viii)Any Ordinary Shares issued upon exchange of a Specified Note shall not be voted in connection with, or counted in support of, the Shareholder Approval.

Section 14.02Exchange Procedure; Settlement Upon Exchange.

(a)Subject to Section 14.01(c), this Section 14.02 and Section 14.07(a), upon exchange of any Note, the Company shall, at its election, pay or deliver, as the case may be, to the exchanging Holder, in respect of each $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged, cash (“Cash Settlement”), Ordinary Shares, together with cash, if applicable, in lieu of delivering any fractional Ordinary Share in accordance with subsection (i) of this Section 14.02 (“Physical Settlement”) or a combination of cash and Ordinary Shares, together with cash, if applicable, in lieu of delivering  any fractional Ordinary Share in accordance with subsection (i) of this Section 14.02 (“Combination Settlement”), as set forth in this Section 14.02.

(i)All exchanges for which the relevant Exchange Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date, and all exchanges for which the relevant Exchange Date occurs on or after October 31, 2024, shall be settled using the same Settlement Method.

(ii)Except for any exchanges for which the relevant Exchange Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date, and any exchanges for which the relevant Exchange Date occurs on or after October 31, 2024, the Company shall use the same Settlement Method for all exchanges with the same Exchange Date, but the Company shall not have any obligation to use the same Settlement Method with respect to exchanges that occur on different Exchange Dates.

(iii)If, in respect of any Exchange Date (or the period described in the fourth immediately succeeding set of parentheses, as the case may be), the Company elects to deliver a written notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Exchange Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to exchanging Holders (with a copy to the Trustee and Exchange Agent) no later than the close of business on the Trading Day immediately following the relevant Exchange Date (or, in the case of any exchanges of any Notes for which the relevant Exchange Date occurs (A) on or after the date of issuance of a Redemption Notice with respect to the Notes and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date in such Redemption Notice or (B) on or after October 31, 2024, no later than the close of business on the Business Day immediately preceding October 31, 2024); provided, however, that with respect to a Mandatory Exchange, the Mandatory Exchange Notice shall constitute the Settlement Notice.  If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation, and the Specified Dollar Amount per $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged shall be equal to $1,000.  Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged.  If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Exchange Obligation but does not indicate a Specified Dollar Amount per $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged in such Settlement Notice, the Specified Dollar Amount per $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged shall be deemed to be $1,000.

(iv)The cash, Ordinary Shares or combination of cash and Ordinary Shares in respect of any exchange of Notes (the “Settlement Amount”) shall be computed as follows:

(A)if the Company elects to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, the Company shall cause to be delivered to the exchanging Holder in respect of each $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged a number of Ordinary Shares equal to the Exchange Rate in effect on the Exchange Date;

(B)if the Company elects to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Company shall pay to the exchanging Holder in respect of each $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 30 consecutive Trading Days during the related Observation Period; and

(C)if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Company shall pay or cause to be delivered, as the case may be, in respect of each $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive Trading Days during the related Observation Period.

(v)The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional Ordinary Share, the Company shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and the amount of cash payable in lieu of delivering fractional Ordinary Shares.  The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)Subject to Section 14.02(e), before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) at the Corporate Trust Office or the office of the Exchange Agent (if other than the Trustee) and state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Ordinary Shares to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the Corporate Trust Office or the office of the Exchange Agent (if other than the Trustee), (3) if required, furnish appropriate endorsements and transfer documents and (4) with respect to any exchange by a Holder of a Specified Note, provide the Company, Iterum and the Trustee with any certifications, representations and other documentation reasonably requested by the Company, Iterum or the Trustee to demonstrate the Holder’s compliance with Section 14.01(c); provided, however, that the Notice of Exchange in clause (1) shall not be required in the case of a Mandatory Exchange.  The Trustee (and, if different, the Exchange Agent) shall notify the Company of any voluntary exchange pursuant to this Article 14 on the Exchange Date for such exchange.  No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if (i) such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03 or (ii) the Company has delivered a Mandatory Exchange Notice.

If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate of principal of and accrued but unpaid interest on the Notes so surrendered (or specified portions thereof to the extent permitted thereby).

(c)A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above (or, in the case of a Mandatory Exchange, the Exchange Date set forth in the Mandatory Exchange Notice).  Except as provided in Section 14.07(a), the Company shall pay or cause to be delivered, as the case may be, the consideration due in respect of the Exchange Obligation (i) on the second Business Day immediately following the relevant Exchange Date, if the Company elects to use Physical Settlement, or (ii) on the second Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method (the “Exchange Settlement Date”).  Subject to Section 14.01(c), if any Ordinary Shares are due to exchanging Holders, the Company shall issue or cause to be issued, and deliver to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of Ordinary Shares to which such Holder shall be entitled in satisfaction of the Company’s Exchange Obligation.

(d)In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

(e)If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any Ordinary Shares upon exchange, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  The Exchange Agent may refuse to deliver the certificates representing the Ordinary Shares being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(g)Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any.  The Company’s settlement of the full Exchange Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited.  Upon an exchange of Notes for a combination of cash and Ordinary Shares, any accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange.

(h)The Person in whose name the certificate for any Ordinary Shares delivered upon exchange is registered shall be treated as a shareholder of record as of the close of business on the relevant Exchange Date (if the exchange is settled by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Exchange Obligation by Combination Settlement), as the case may be.  Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange.

(i)The Company shall not issue any fractional Ordinary Share upon exchange of the Notes and shall instead pay cash in lieu of delivering any fractional Ordinary Share issuable upon exchange based on the Daily VWAP on the relevant Exchange Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for exchange, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03Intentionally Omitted.

Section 14.04Adjustment of Exchange Rate.  The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of Ordinary Shares equal to the Exchange Rate per each $1,000 of principal of and accrued but unpaid interest on the Notes held by such Holder.

(a)If Iterum exclusively issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if Iterum effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

where,

CR0	=the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;
CR'	=the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;
OS0

=the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, split or combination); and

OS'	=the number of Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 14.04(a) is announced but the outstanding Ordinary Shares are not split or combined, as the case may be, the Exchange Rate shall be immediately readjusted, effective as of the date Iterum’s Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding Ordinary Shares, as the case may be, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(b)If Iterum issues to all or substantially all holders of the Ordinary Shares any rights, options or warrants (other than a Rights Offering) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:

where,

CR0	=the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR'	=the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0	=the number of Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;
X	=the total number of Ordinary Shares issuable pursuant to such rights, options or warrants; and
Y

=the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Price per Ordinary Share over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance.  To the extent that Ordinary Shares are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered.  If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate).

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders of the Ordinary Shares to subscribe for or purchase Ordinary Shares at less than such average of the Last Reported Sale Price per Ordinary Share for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by Iterum for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by Iterum’s Board of Directors in good faith.

(c)If Iterum distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of Iterum or rights, options or warrants to subscribe for, purchase or otherwise acquire its Capital Stock or other securities of Iterum, to all or substantially all holders of the Ordinary Shares, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, (iii) distributions of Reference Property in a transaction described in Section 14.07, (iv) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply or (v) a Rights Offering (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to subscribe for, purchase or otherwise acquire Capital Stock or other securities, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:

where,

CR0	=the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR'	=the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0

=the average of the Last Reported Sale Price per Ordinary Share over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV

=the fair market value (as determined by Iterum’s Board of Directors in good faith) of the Distributed Property with respect to each outstanding Ordinary Share on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate).

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 of principal of and accrued but unpaid interest on the Notes held by such Holder, at the same time and upon the same terms as holders of the Ordinary Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.  If the Board of Directors determines the “FMV”

(as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Iterum, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

CR0	=the Exchange Rate in effect immediately prior to the end of the Valuation Period;
CR'	=the Exchange Rate in effect immediately after the end of the Valuation Period;
FMV0

=the average of the Last Reported Sale Price per share or unit of the Capital Stock or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Ordinary Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period beginning on, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=the average of the Last Reported Sale Price per Ordinary Share over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (i) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Valuation Period, the reference to “10” in the portion of this Section 14.04(c) related to Spin-Offs shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Exchange Date in determining the Exchange Rate and (ii) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Valuation Period, the reference to “10” in this Section 14.04(c) related to Spin-Offs shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Trading Day in the relevant Observation Period for purposes of determining the Exchange Rate as of such Trading Day.  For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate).

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by Iterum to all holders of the Ordinary Shares entitling them to subscribe for or purchase shares of Iterum’s Capital Stock, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)	a dividend or distribution of Ordinary Shares to which Section 14.04(a) is applicable (the “Clause A Distribution”); or
(B)	a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)If any cash dividend or distribution is made to all or substantially all holders of the Ordinary Shares, the Exchange Rate shall be adjusted based on the following formula:

where,

CR0	=the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
CR'	=the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0	=the Last Reported Sale Price per Ordinary Share on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C	=the amount in cash per share the Company distributes to all or substantially all holders of the Ordinary Shares.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date Iterum’s Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate).

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged, at the same time and upon the same terms as holders of Ordinary Shares, the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)If Iterum or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Ordinary Shares, to the extent that the cash and value of any other consideration included in the payment per share of the Ordinary Shares exceeds the average of the Last Reported Sale Price per Ordinary Share over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

CR0

=the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day immediately following the date such tender or exchange offer expires;

CR'

=the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day immediately following the date such tender or exchange offer expires;

AC	=the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for Ordinary Shares purchased in such tender or exchange offer;

OS0

=the number of Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer);

OS'

=the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP'

=the average of the Last Reported Sale Price per Ordinary Share over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately following the date such tender or exchange offer expires.

The increase to the Exchange Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day immediately following the date such tender or exchange offer expires; provided that (i) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in this Section 14.04(e) shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such Exchange Date in determining the Exchange Rate and (ii) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the 10 Trading Days immediately following, and including, the Trading Day immediately following the expiration date of any tender or exchange offer, references to “10” or “10th” in this Section 14.04(e) shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, such Trading Day in the relevant Observation Period for purposes of determining the Exchange Rate as of such Trading Day.  For the avoidance of doubt, if the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made (other than with respect to the Company’s right to readjust the Exchange Rate).

(f)Anti-Dilution Protection.

(i)Adjustment of Exchange Rate Upon Issuance of Additional Ordinary Shares.  In the event Iterum shall at any time after the First Issue Date issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to Section 14.04(f)(iv)), without consideration or for consideration per share less than the Exchange Price in effect immediately prior to such issuance or deemed issuance, then, unless the Exchange Rate has been adjusted pursuant to Sections 14.04(a)-(e) above for such event, the Exchange Rate shall be increased based on the following formula:

where,

CR0 =	the Exchange Rate in effect immediately prior to such issuance or deemed issuance of Additional Ordinary Shares;
CR' =	the Exchange Rate in effect immediately after such issuance or deemed issuance of Additional Ordinary Shares;
OS0 =

the number of Ordinary Shares outstanding immediately prior to such issuance or deemed issuance of Additional Ordinary Shares (treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

Y =

the number of Ordinary Shares that would have been issued if such Additional Ordinary Shares had been issued or deemed issued at a price per share equal to the Exchange Price in effect immediately prior to such issuance or deemed issuance of Additional Ordinary Shares (determined by dividing the aggregate consideration received by Iterum in respect of such issue by such Exchange Price); and

X =	the number of such Additional Ordinary Shares issued in such transaction.

The increase to the Exchange Rate under this Section 14.04(f) shall occur at the close of business on the fourth Trading Day immediately following the issuance of Additional Ordinary Shares.  No adjustment in the Exchange Rate shall be made under this Section 14.04(f) as the result of the issuance or deemed issuance of Additional Ordinary Shares if Iterum receives written notice from all Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Ordinary Shares.

(ii)Determination of Consideration.  For purposes of this Section 14.04(f), the consideration received by Iterum for the issuance or deemed issuance of any Additional Ordinary Shares shall be computed as follows:

(A)Cash and Property:  Such consideration shall:

(1)insofar as it consists of cash, be computed at the aggregate amount of cash received by Iterum, excluding amounts paid or payable for accrued interest;

(2)insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

(3)in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of Iterum for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors of the Company.

(B)Options and Convertible Securities.  The consideration per share received by Iterum for Additional Ordinary Shares deemed to have been issued pursuant to Section 14.04(f)(iv), relating to Options and Convertible Securities, shall be determined by dividing:

(1)The total amount, if any, received or receivable by Iterum as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to Iterum upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(iii)Multiple Closing Dates.  In the event Iterum shall issue on more than one date Additional Ordinary Shares that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exchange Rate pursuant to the terms of  Section 14.04(f)(i), and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the election of the Board of Directors of the Company prior to the date of the first such issuance, no adjustment shall be made until the final such issuance, and upon the final such issuance, the Exchange Rate shall be adjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(iv)Deemed Issue of Additional Ordinary Shares.

(A)If Iterum at any time or from time to time after the First Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities), then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor,  the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue.

(B)If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exchange Rate pursuant to the terms of Section 14.04(f)(i) are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to Iterum upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Exchange Rate computed upon the original issue of such Option or Convertible Security shall be readjusted to such Exchange Rate as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.

(C)If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Exchange Rate pursuant to the terms of Section 14.04(f)(i) (either because the consideration per share (determined pursuant to Section 14.04(f)(ii)) of the Additional Ordinary Shares subject thereto was equal to or greater than the Exchange Price then in effect, or because such Option or Convertible Security was issued before the First Issue Date), are revised after the First Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Ordinary Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to Iterum upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Ordinary Shares subject thereto (determined in the manner provided in Section 14.04(f)(iv)(A) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exchange Rate pursuant to the terms of Section 14.04(f)(i), the Exchange Rate shall be readjusted to such Exchange Rate as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E)If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to Iterum upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Exchange Rate provided for in this Section 14.04(f)(iv) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Section 14.04(f)(iv)).  If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to Iterum upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Exchange Rate that would result under the terms of this Section 14.04(f)(iv) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exchange Rate that such issuance or amendment took place at the time such calculation can first be made.

(g)Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the Ordinary Shares as of the related Exchange Date as described under Section 14.02(h) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 14.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Ordinary Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)Except as otherwise expressly stated herein, the Company shall not adjust the Exchange Rate for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or the right to purchase Ordinary Shares or such convertible or exchangeable securities.

(i)In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of Iterum’s securities are then listed, Iterum from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if Iterum’s Board of Directors determines that such increase would be in the Company’s and/or Iterum’s best interest.  In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of Iterum’s securities are then listed, the Company may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Ordinary Shares or rights to purchase Ordinary Shares in connection with a dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or similar event.  Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(j)Notwithstanding anything to the contrary in this Article 14, the Exchange Rate shall not be adjusted:

(i)upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or any interest payable on Iterum’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(ii)upon the issuance of any Ordinary Shares or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Iterum or any of Iterum’s Subsidiaries;

(iii)upon the issuance of any Ordinary Shares pursuant to any right, option, warrant or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)upon the repurchase of Ordinary Shares pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 14.04(e);

(v)solely for a change in the par value of the Ordinary Shares; or

(vi)for accrued and unpaid interest, if any, on the Notes.

(k)The Company shall not be required to make an adjustment pursuant to clauses (a), (b), (c), (d), (e) or (f) of this Section 14.04 unless such adjustment would result in a change of at least 1% of the then effective Exchange Rate. However, the Company shall carry forward any adjustment that the Company would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made with respect to the Notes (i) in connection with any subsequent adjustment to the Exchange Rate of at least 1% of the Exchange Rate (when such carried-forward adjustments are taken into account) and (ii) (x) on the Exchange Date for any Notes (in the case of Physical Settlement) and (y) on each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement). All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(l)Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Exchange Rate to each Holder at its last address appearing on the Note Register of this Indenture.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)For purposes of this Section 14.04, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of Iterum so long as Iterum does not pay any dividend or make any distribution on Ordinary Shares held in the treasury of Iterum, but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

Section 14.05Adjustments of Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days (including without limitation, an Observation Period), the Company shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts are to be calculated.

Section 14.06Shares to Be Fully Paid.  Subject to the valid passing of the Authorized Shares Approval by the requisite majority of shareholders at a duly convened shareholder meeting, Iterum shall, and the Company shall cause Iterum to, reserve, free from preemptive rights, out of Iterum’s authorized but unissued shares or shares held in treasury, sufficient Ordinary Shares to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming that at the time of computation of such number of shares, all such Notes would be exchanged by a single Holder and that Physical Settlement is applicable).

Section 14.07Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a)In the case of:

(i)any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination),

(ii)any consolidation, merger or combination involving Iterum,

(iii)any sale, lease or other transfer to a third party of the consolidated assets of Iterum and its Subsidiaries substantially as an entirety or

(iv)any statutory share exchange,

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Transaction”), then, subject to Section 15.02 to the extent such Specified Transaction is a Fundamental Change, at and after the effective time of such Specified Transaction, the right to exchange each $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged shall be changed into a right to exchange such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Ordinary Shares equal to the Exchange Rate immediately prior to such Specified Transaction would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Ordinary Share is entitled to receive) upon such Specified Transaction and, prior to or at the effective time of such Specified Transaction, the Company and the Guarantors and/or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(n) providing for such change in the right to exchange each $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged; provided, however, that at and after the effective time of the Specified Transaction (A) the Company or the successor or purchasing Person, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon exchange of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any Ordinary Shares that the Company would have been required to deliver upon exchange of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Ordinary Shares would have received in such Specified Transaction and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Specified Transaction causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property into which the Notes will be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Ordinary Shares, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one Ordinary Share.  If the holders of Ordinary Shares receive only cash in such Specified Transaction, then for all exchanges that occur after the effective date of such Specified Transaction (A) the consideration due upon exchange of each $1,000 of principal of and accrued but unpaid interest on the Notes being exchanged shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date, multiplied by the price paid per Ordinary Share in such Specified Transaction and (B) the Company shall satisfy the Exchange Obligation by paying cash to exchanging Holders on the second Business Day immediately following the relevant Exchange Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14.  If, in the case of any Specified Transaction, the Reference

Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company, the Guarantors and/or the successor or purchasing corporation, as the case may be, in such Specified Transaction, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b)When the Company or the Guarantors execute a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Specified Transaction, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and an Opinion of Counsel stating that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)Neither the Company nor the Guarantors shall become a party to any Specified Transaction unless its terms are consistent with this Section 14.07.  None of the foregoing provisions shall affect the right of a holder of Notes to exchange its Notes into cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Transaction.

(d)The above provisions of this Section shall similarly apply to successive Specified Transactions.

(e)Upon the consummation of any Specified Transaction, references to “Ordinary Shares” shall be deemed to refer to any Reference Property that constitutes Common Equity after giving effect to such Specified Transaction.

Section 14.08Certain Covenants.  (a) Each of the Company and Iterum covenants that all Ordinary Shares issued upon exchange of Notes will be newly issued shares or treasury shares, duly authorized, fully paid and not subject to any calls for any additional payments (non-assessable) and free from all taxes, liens and charges with respect to the issuance thereof.

(b)Iterum covenants that, if any Ordinary Shares to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such Ordinary Shares may be validly issued upon exchange, Iterum will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)Iterum further covenants that if at any time the Ordinary Shares shall be listed on any national securities exchange or automated quotation system Iterum will list and keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, any Ordinary Shares issuable upon exchange of the Notes.

Section 14.09Responsibility of Trustee.  The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto.  Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Ordinary Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01 has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01 with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01. The parties agree that all notices to the Trustee or the Exchange Agent under this Article 14 must be in writing.

Section 14.10Notice to Holders Prior to Certain Actions.  In case of any:

(a)action by the Company, Iterum or one of their Subsidiaries that would require an adjustment in the Exchange Rate pursuant to Section 14.04 or Section 14.11 (other than Section 14.04(f));

(b)Specified Transaction; or

(c)voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Guarantors or any of their respective Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company, the Guarantors or one of their Subsidiaries or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record are to be determined for the purposes of such action by the Company, the Guarantors or one of their Subsidiaries, or (ii) the date on which such Specified Transaction, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such Specified Transaction, dissolution, liquidation or winding-up.

In case of any action by Iterum that would require an adjustment in the Exchange Rate pursuant to Section 14.04(f), then (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Exchange Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 10 days following the date on which the Additional Ordinary Shares were issued (or deemed to be issued), a notice stating the date on which such issuance occurred.

Failure to give any of the forgoing notices, or any defect therein, shall not affect the legality or validity of such action by the Company, the Guarantors or one of their Subsidiaries, Specified Transaction, dissolution, liquidation, winding-up or issuance of Additional Ordinary Shares.

Section 14.11Shareholder Rights Plans.  If Iterum has a shareholder rights plan in effect upon exchange of the Notes, each Ordinary Shares, if any, delivered upon such exchange shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Ordinary Shares issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exchange of Notes, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable shareholder rights plan so that the Holders would not be entitled to receive any rights in respect of Ordinary Shares, if any, issuable upon exchange of the Notes, the Exchange Rate shall be adjusted at the time of separation as if Iterum distributed to all or substantially all holders of the Ordinary Shares Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Article 15
Repurchase of Notes

Section 15.01Intentionally Omitted.

Section 15.02Repurchase at Option of Holders Upon a Fundamental Change.  (a)  If a Fundamental Change occurs at any time prior to the Interest Record Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to a minimum of $1,000 principal amount or a multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to (i) with respect to a Fundamental Change that is not a Liquidation Event, the Change of Control Price or (ii) with respect to a Fundamental Change that is a Liquidation Event, 100% of the principal amount thereof, plus, in each case, any accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).

(b)Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)the portion of the principal amount of Notes to be repurchased, which must be a minimum of $1,000 or a multiple of $1,000 in excess thereof; and

(iii)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)On or before the 10th Business Day after the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee, the Exchange Agent (in the case of an Exchange Agent other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Each Fundamental Change Company Notice shall specify:

(i)the events causing the Fundamental Change;

(ii)the effective date of the Fundamental Change;

(iii)the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)the Fundamental Change Repurchase Price;

(v)the Fundamental Change Repurchase Date;

(vi)the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii)that the Notes are eligible to be exchanged and, if applicable, the Exchange Rate and any adjustments to the Exchange Rate;

(viii)that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and such request shall be made by the Company at least five Business Days (or such shorter period as may be agreed to by the Trustee) prior to the date such notice is required to be sent to Holders.

(d)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03Withdrawal of Fundamental Change Repurchase Notice.  (a)  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in a minimum principal amount of $1,000 or a multiple of $1,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04Deposit of Fundamental Change Repurchase Price.  (a)  The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price; provided, that to the extent such deposit is received by the Paying Agent after 11:00 a.m. New York City time, on any such due date, such deposit will be deemed deposited on the next Business Day.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by sending checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee or Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such  Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer, the Company will, if required:

(a)comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)file a Schedule TO or any other required schedule under the Exchange Act; and

(c)otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

Article 16
Optional Redemption

Section 16.01Optional Redemption.  No sinking fund is provided for the Notes.  The Company may at any time on or after the earliest of (i) the later of (x) the date on which the  Individual Ownership Cap, the Aggregate Ownership Cap and the Available Shares Ownership Cap no longer apply and (y) January 21, 2021, (ii) the consummation of a Fundamental Change and (iii) the date that Iterum enters into a definitive agreement relating to a Fundamental Change that has been approved by the Board of Directors of Iterum, and in each case upon receipt of written consent of the holders of the Senior Debt while the Senior Debt remains outstanding, redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Redemption Price.

Section 16.02Notice of Optional Redemption; Selection of Notes.  (a)  In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 75 Scheduled Trading Days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 60 nor more than 70 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee and the Paying Agent (if other than the Trustee). However, if in accordance with Section 14.02(a)(ii), the Company elects to settle all exchanges with an Exchange Date that occurs on or after the date of the Redemption Notice and before the related Redemption Date by Physical Settlement, then the Company may instead provide such Redemption Notice not less than 30 nor more than 45 calendar days prior to the Redemption Date. A Redemption Notice may, at the discretion of the Company, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction. If a Redemption Notice is subject to any conditions precedent, the Company shall provide the Trustee with written notice of such conditions precedent. The Redemption Date must be a Business Day.

(b)The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)Each Redemption Notice shall specify:

(i)the Redemption Date;

(ii)the Redemption Price;

(iii)that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)that Holders may surrender their Notes for exchange at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi)the procedures an exchanging Holder must follow to exchange its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii)the Exchange Rate;

(viii)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes;

(ix)in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued; and

(x)if such Redemption Notice is subject to one or more conditions precedent, then, in the Company’s discretion, the Redemption Date may be postponed until up to 80 days (or, if in accordance with Section 14.02(a)(ii), the Company elects to settle all exchanges with an Exchange Date that occurs on or after the date of the Redemption Notice and before the related Redemption Date by Physical Settlement, then 50 days) following the Redemption Notice, and that such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date (including as it may be postponed).

Unless a Redemption Notice is subject to one or more conditions precedent as set forth in the second to last sentence of Section 16.02(a), a Redemption Notice shall be irrevocable.

(d)If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate or as required by the rules and procedures of the Depository.  If any Note selected for partial redemption is submitted for exchange in part after such selection, the portion of the Note submitted for exchange shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 16.03Payment of Notes Called for Redemption.  (a)  If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price.  On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Guarantors, the Company or a respective Subsidiary of a Guarantor or the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.  The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(c)If any Change of Control Transaction is consummated within 120 days of any Redemption Date, and the Company failed to pay a Redemption Price on such Redemption Date equal to the Change of Control Price, plus any accrued and unpaid interest in accordance with the definition of Redemption Price, then concurrently with the consummation of such transaction the Company shall pay to the former Holders of such Notes an amount representing the shortfall between the Change of Control Price, plus any accrued and unpaid interest as described in the definition of Redemption Price, and the amount actually paid by the Company on such Redemption Date.

Section 16.04Restrictions on Redemption.  The Company may not redeem any Notes if the Redemption Date would fall after the Maturity Date. In addition, no Notes may be redeemed on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Article 17
Miscellaneous Provisions

Section 17.01Provisions Binding on Successors.  All the covenants, stipulations, promises and agreements of each of the Company and the Guarantors contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or any Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or such Guarantor, as the case may be.

Section 17.03Addresses for Notices, Etc.  Any notice or demand that by any provision of this Indenture is required or permitted to be given or made by the Trustee or by the Holders on the Company or the Guarantors shall be deemed to have been sufficiently given or made, for all purposes if given or made by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company or the Guarantors with the Trustee) to Iterum Therapeutics plc, Block 2, Floor 3 Harcourt Centre, Harcourt Street, Dublin 2, Ireland, Attention: Corey Fishman, with a copy to Iterum Therapeutics plc, Legal Department, Block 2, Floor 3 Harcourt Centre, Harcourt Street, Dublin 2, Ireland.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing (including facsimile or electronic transmission in PDF format).  Notices by certified or registered mail shall be deemed to have been sufficiently given or made, for all purposes, if given or made by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format and, in each case, upon actual receipt by the Trustee. Notice to the Trustee by electronic shall be deemed to have been sufficiently given or made, for all purposes, if sent to cts.conversions@usbank.com or such other email address as the Trustee may from time to time designate in writing to the Company the Holders absent receipt of a failure to deliver notice.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication sent to Holders of Global Notes shall be sent in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so sent within the time prescribed.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is sent or delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), and the Trustee acts upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 17.04Governing Law; Jurisdiction.  THIS INDENTURE, the GUARANTEE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, the GUARANTEE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Each of the Company and the Guarantors irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Guarantee or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

Each of the Company and the Guarantors irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture, the Notes or the Guarantee brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.  Upon any application or demand by the Company or any Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or such Guarantors, as applicable, shall furnish to the Trustee an Officer’s Certificate and/or Opinion of Counsel, subject to customary exceptions, in form and substance reasonably satisfactory to the Trustee, stating that such action is permitted by the terms of the Indenture and that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each Officer’s Certificate or Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person signing such Officer’s Certificate or Opinion of Counsel has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based, (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such action is permitted by this Indenture and whether or not such covenants or conditions have been complied with and (d) a statement as to whether or not, in the opinion of such person, such action is permitted by this Indenture and that all conditions or covenants precedent to such action have been complied with.

Any Officer’s Certificate of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the Opinion of Counsel with respect to the matters upon which his or her Officer’s Certificate may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.  Any Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company or any Guarantor, upon the Officer’s Certificate of the Company or such Guarantor, as applicable, unless such counsel knows that the Officer’s Certificate with respect to the matters upon which his or her Opinion of Counsel may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any Officer’s Certificate or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company or any Guarantor, as applicable, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his or her Officer’s Certificate or Opinion of Counsel may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 17.06Legal Holidays.  In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent,

any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall send notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________
Authorized Signatory

Section 17.11Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.12Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

Section 17.13Severability.  In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.14Waiver of Jury Trial.  EACH OF THE COMPANY, the Guarantors AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 17.15Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.16Calculations.  Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Price per Ordinary Share, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, any accrued interest payable on the Notes and the Exchange Rate of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes.  The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification (and neither the Trustee nor the Exchange Agent shall have any responsibility for such calculations).  The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 17.17U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee (in all of its capacities), like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 17.18Tax Withholding.  The Company or the Trustee, as the case may be, shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Company or the Trustee, as the case may be, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

Article 18
Subordination

Section 18.01Notes Subordinate to Senior Debt.  The Company covenants and agrees, and each Holder of a Note, whether upon original issue or upon transfer, assignment or exchange thereof, by such Holder’s acceptance thereof, likewise covenants and agrees, that, notwithstanding anything in this Indenture or the Notes to the contrary, the indebtedness evidenced by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and junior in right of payment to the prior payment in full in cash of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred, to the extent and in the manner provided in this Indenture.

Section 18.02Payment Over of Proceeds Upon Dissolution, Etc.  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company, any Guarantor or to their respective creditors, as such, or to their respective assets, or (b) any liquidation, dissolution or other winding up of the Company or any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Notes are entitled to receive any payment on account of principal of (or premium, if any), interest or other amounts due on the Notes, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company or any Guarantor being subordinated to the payment of the Notes, which may be payable or deliverable in respect of the Notes in any such case, proceeding, dissolution, liquidation or other winding up event.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company or any Guarantor of any kind or character in respect of the Notes, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company or any Guarantor being subordinated to the payment of the Notes, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee in accordance with the terms of Section 18.10 hereof or, as the case may be, such Holder, subject to the terms of Section 18.10 hereof, then and in such event such payment or distribution shall be paid over or delivered forthwith by the Trustee or such Holder to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company or any Guarantor for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Notes, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any Note receives for purposes of this Section 18.02.

For purposes of this Article 18 only, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation or other entity, provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article 18.

Section 18.03Prior Payment to Senior Debt Upon Acceleration of Notes. In the event that any Notes are declared due and payable before their Maturity Date, the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt or provision shall be made for such payment in cash, before the Holders of the Notes are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes) by the Company on account of the principal of (or premium, if any) or interest or other amounts due on the Notes or on account of the purchase or other acquisition of Notes.   In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee in accordance with the terms of Section 18.10 hereof or, as the case may be, such Holder, subject to the terms of Section 18.10 hereof, then and in such event such payment shall be paid over and delivered to the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

Section 18.04No Payment When Senior Debt in Default.  In the event and during the continuation of any default in the payment of principal of (or premium, if any), interest or other amounts due on any Senior Debt beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been waived in writing and any such declaration and its consequences shall have been rescinded or annulled, or in the event that any judicial proceeding shall be pending with respect to any such default in payment or event of default, or in the event that any event of default with respect to any Senior Debt would result from any payments of the Notes, then no payments (including principal payments, interest payments or, to the extent applicable, any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Note) shall be made by the Company or any Guarantor on the Notes or on account of the purchase or other acquisition of Notes.

In the event that, notwithstanding the foregoing, the Company or any Guarantor shall make any payment to the Trustee or the Holder of any Note prohibited by the provisions of this Section 18.04, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee in accordance with the terms of Section 18.10 hereof or, as the case may be, such Holder, subject to the terms of Section 18.10 hereof, then and in such event such payment shall be paid over and delivered to the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.  The provisions of this Section shall not apply to any payment with respect to which Section 18.02 would be applicable.

Section 18.05Payment Permitted in Certain Situations.  Nothing contained in this Article 18 or elsewhere in this Indenture or in any of the Notes shall prevent, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company or any Guarantor referred to in Section 18.02 or under the conditions described in Section 18.03 or Section 18.04, (a) the Company from making payments on account of the principal of (or premium, if any) or interest or other amounts due on the Notes, or on account of the purchase or other acquisition of Notes, including pursuant to any Optional Redemption in accordance with Article 16, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest or other amounts due on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it has not received the notice and Company Order required under Section 18.10 hereof.

Section 18.06Subrogation to Rights of Holders of Senior Debt.  Subject to the payment in full of all Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article 18 (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Notes are subordinated to the Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt to the extent that the principal of (and premium, if any) and interest are payable under this Indenture and the Notes. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 18, and no payments over pursuant to the provisions of this Article 18 to the holders of Senior Debt by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

Section 18.07Provisions Solely to Define Relative Rights.  The provisions of this Article 18 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article 18 is intended to or shall (i) impair, as between the Company and the Holders of the Notes, the obligation of the Company to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms or prevent the Trustee or the Holder of any Note from exercising all rights and remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder in accordance with this Article 18, (ii) enhance the rights of the Holders of the Notes to the principal of (and premium, if any) and interest on the Notes in accordance with their terms, or (iii) cause any additional principal or interest on the Notes, or other amounts, to be due and payable to the Holders of the Notes.

Section 18.08Trustee to Effectuate Subordination.  Each Holder of a Note by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 18 and appoints the Trustee as such Holder’s attorney-in-fact in connection therewith.

Section 18.09No Waiver of Subordination Provisions.  No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, and in their absolute discretion, change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any such Senior Debt or otherwise amend or supplement in any manner such Senior Debt or any instrument evidencing the same or any agreement under which such Senior Debt is outstanding.

Section 18.10Notice to Trustee.  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company and/or a holder of Senior Debt (or from any trustee therefor) as set forth below; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist.   The Trustee shall make any payment(s) or distribution(s) to the holders of Senior Debt under this Article only upon (i) a Company Order notifying the Trustee of an event under Sections 18.02, 18.03 or 18.04 hereof and directing the Trustee to make such payment(s) or distribution(s) to the holders of Senior Debt or (ii) written notice from a holder of Senior Debt (or a trustee therefor) notifying the Trustee of an event under Section 18.02, 18.03 or 18.04 hereof and directing the Trustee to make such payment(s) or distribution(s) as provided for in such notice, together with a Company Order notifying the Trustee that such holder of Senior Debt (or trustee therefor) is a holder of Senior Debt and is entitled to participate in any such payment(s) or distribution(s) and directing the Trustee to make such payment(s) or distribution(s). Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely upon any notice, request, instruction, direction, certificate, consent, statement, instrument, document, order or other writing received by it under this Article 18 in order to make any determination hereunder, including, without limitation, any written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor), and shall not incur liability for relying upon any such notice, request, instruction, direction, certificate, consent, statement, instrument, document, order or other writing believed by it to be genuine.  The Trustee may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it in connection with any notice, request, instruction, direction, certificate, consent, statement, instrument, document, order or other writing received by it under this Article 18, and shall not be liable for any action taken or not taken by it in reliance on such consultation.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 18, the Trustee may request the Company and/or such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 18, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 18.11Reliance on Judicial Order or Certificate of Liquidating Agent.   Upon any payment or distribution of assets of the Company or any Guarantor referred to in this Article 18, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining whether such payment or distribution is permissible under the terms of this Article 18, including, without limitation for the purpose of ascertaining whether the Persons are entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 18.

Section 18.12Trustee Not Fiduciary for Holders of Senior Debt.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders or creditors for any action or omission taken by it under the terms of this Article 18, including, without limitation, for any action or omission taken by it in reliance on any notice, request, instruction, direction, certificate, consent, statement, instrument, document, order or other writing received by it under this Article 18. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 18 and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee. For the avoidance of doubt, (i) when acting under this Article 18, the Trustee shall have all of the rights, benefits, privileges, protections and indemnities provided to the Trustee under Article 7 of this Indenture, and (ii) the Trustee shall not have any duty to take any discretionary action or exercise any discretionary powers in acting under this Article 18.

Section 18.13Rights of Trustee as Holder of Senior Debt; Preservation of Trustee’s Rights.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 18 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 18 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

Section 18.14Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 18 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 18 in addition to or in place of the Trustee.

Section 18.15Modification of Subordination Provisions.  Anything in Article 10 or elsewhere contained in this Indenture to the contrary notwithstanding, no modification or amendment of this Indenture and no supplemental indenture shall modify the subordination provisions of this Article 18 in a manner that would adversely affect the holders of Senior Debt.

Section 18.16Senior Debt Entitled to Rely.  Each holder of a Note, by accepting such Note, acknowledges and agrees that the subordination provisions contained in this Article 18 are, and are intended to be, an inducement and a consideration to each holder of the Senior Debt, whether the Senior Debt was created or acquired before or after the issuance of the Notes, to acquire or continue to hold the Senior Debt, and such holders of the Senior Debt shall have the right to rely upon this Article 18, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto. Each holder of a Note, by accepting such Note, and the Trustee, on behalf of the holders of such Notes, hereby waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and they each agree that it shall not assert any such defenses or rights.

Section 18.17Reinstatement.  To the extent the payment of or distribution in respect of the Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

Section 18.18Action by Holders of Senior Debt.  The holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Indenture or the obligations of the Holders hereunder to the holders of the Senior Debt, take any action deemed appropriate in the sole discretion of the holders of Senior Debt, including, without limitation, doing any one or more of the following:

(i)change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured;

(ii)sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise secured;

(iii)release any Person liable in any manner for the collection of the Senior Debt;

(iv)exercise or refrain from exercising any rights against the Company or any other Person; and

(v)take any other action in the reasonable business judgment of the holders of the Senior Debt.

No such action or inaction shall impair or otherwise affect the holder of the Senior Debt’s rights under the Notes or this Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

Iterum Therapeutics Bermuda Limited, as Notes Issuer
By:	/s/ Louise Barrett
Name:Louise Barrett
Title: Director
Iterum Therapeutics plc, as Guarantor
By:	/s/ David Kelly
Name:David Kelly
Title: Director
Iterum Therapeutics International Limited, as Guarantor
By:	/s/ Louise Barrett
Name:Louise Barrett
Title: Director
Iterum Therapeutics U.S. Limited, as Guarantor
By:	/s/ Judith M. Matthews
Name:Judith M. Matthews
Title: Director
Iterum Therapeutics U.S. Holding Limited, as Guarantor
By:	/s/ Judith M. Matthews
Name:Judith M. Matthews
Title: Director
U.S. BANK NATIONAL ASSOCIATION, as Trustee

1

By:	/s/ Alicia Pelletier
Name:Alicia Pelletier
Title: Officer

2

EXHIBIT A

Form of Note

[FORM OF FACE OF NOTE]

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE, TO THE EXTENT PROVIDED IN THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR DEBT, AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO.  BY ITS ACCEPTANCE HEREOF, EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS NOTE  IRREVOCABLY (A) AGREES TO BE BOUND BY SUCH PROVISIONS OF THE INDENTURE, (B) AUTHORIZES AND DIRECTS THE TRUSTEE ON HIS, HER OR ITS BEHALF TO TAKE SUCH ACTIONS AS MAY BE NECESSARY OR APPROPRIATE TO EFFECTUATE THE SUBORDINATION SO PROVIDED, (C) APPOINTS THE TRUSTEE AS HIS, HER OR ITS ATTORNEY-IN-FACT FOR ANY AND ALL SUCH PURPOSES AND (D) WAIVES ALL NOTICE OF THE ACCEPTANCE OF THE SUBORDINATION PROVISIONS CONTAINED HEREIN AND IN THE INDENTURE BY EACH HOLDER OF SENIOR DEBT, WHETHER NOW OUTSTANDING OR HEREAFTER CREATED, INCURRED, ASSUMED OR GUARANTEED, AND WAIVES RELIANCE BY EACH SUCH HOLDER UPON SAID PROVISIONS.

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE ORDINARY SHARES, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN

ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS AN “Accredited InvesTor” (WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT), THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF Iterum Therapeutics Bermuda Limited (THE “COMPANY”), Iterum Therapeutics plc (“Iterum”), Iterum Therapeutics International Limited (the “Irish Guarantor”), Iterum Therapeutics US Limited (“Iterum U.S. Limited”) or Iterum Therapeutics US Holding Limited (together with Iterum, the Irish Guarantor and Iterum U.S. Limited, the “Guarantors”), AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY and the GUARANTORS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO ITERUM OR ANY SUBSIDIARY THEREOF (INCLUDING THE COMPANY), OR
(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, THE GUARANTORS AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A INVESTOR RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH INVESTOR RIGHTS AGREEMENT.]

Iterum Therapeutics Bermuda Limited

6.500% Exchangeable Senior Subordinated Note due 2025

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT.  THE ISSUE PRICE OF EACH NOTE IS $768.73, AND THE ISSUE DATE IS [__________].  A HOLDER OF NOTES MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND YIELD TO MATURITY BY SUBMITTING A WRITTEN REQUEST FOR IT TO THE COMPANY AT THE FOLLOWING ADDRESS:  ITERUM THERAPEUTICS PLC, BLOCK 2, FLOOR 3 HARCOURT CENTRE, HARCOURT STREET, DUBLIN 2, IRELAND, ATTENTION: COREY FISHMAN, WITH A COPY TO ITERUM THERAPEUTICS PLC, LEGAL DEPARTMENT, BLOCK 2, FLOOR 3 HARCOURT CENTRE, HARCOURT STREET, DUBLIN 2, IRELAND.

Certificate No. [_____][Initially]1 $[_________]

[CUSIP No. [•]]

[ISIN No. [•]]

Iterum Therapeutics Bermuda Limited, a company formed under the laws of Bermuda (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[_______]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $60,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on January 31, 2025, and interest thereon as set forth below. The Notes will be fully and unconditionally guaranteed by Iterum Therapeutics plc, a company formed under the laws of Ireland (“Iterum”), Iterum Therapeutics International Limited, a company formed under the laws of Ireland (the “Irish Guarantor”), Iterum Therapeutics US Limited, a Delaware corporation (“Iterum U.S. Limited”), Iterum Therapeutics US Holding Limited, a Delaware corporation (“Iterum U.S. Holding” and, together with Iterum, the Irish Guarantor and Iterum U.S. Limited, the “Guarantors”), on a senior unsecured basis, in accordance with the provisions of Article 13 of the Indenture.  Notwithstanding anything in this Note to the contrary, the guarantee of the Note by the Guarantors is subordinate in right of payment to any Guarantor Senior Debt to the extent and in the manner provided in the Indenture, and by its acceptance

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.

hereof, each Holder and any beneficial owner of this Note irrevocably agrees to be bound by such provisions of the Indenture.

This Note shall bear simple, non-compounding  interest at the rate of 6.500% per year from [_________],6 to, but excluding, January 31, 2025, unless earlier repurchased or exchanged pursuant to and in accordance with the provisions of the Indenture.  Any interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month.  All interest on this Note is payable solely on January 31, 2025 to Holders of record at the close of business on January 15, 2025 (whether or not such day is a Business Day), respectively, unless the Notes are earlier repurchased, redeemed or exchanged pursuant to and in accordance with the Indenture.  Special Interest will be payable as set forth in Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Special Interest if, in such context, Special Interest is, was or would be payable pursuant to Section 6.03 or to any interest on any Defaulted Amounts payable as set forth in Section 2.03(c) of the within-mentioned Indenture.

Any Defaulted Amounts shall accrue simple, non-compounding interest per annum at the rate borne by the Notes from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest, if any, on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the time to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent, Exchange Agent and Note Registrar in respect of the Notes and its Corporate Trust Office located in the United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including provisions giving the Holder of this Note the right to exchange this Note into cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

[6]	Insert date of original issuance.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Iterum Therapeutics Bermuda Limited
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:_______________________________
     Authorized Signatory

[FORM OF REVERSE OF NOTE]

Iterum Therapeutics Bermuda Limited

6.500% Exchangeable Senior Subordinated Note due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.500% Exchangeable Senior Subordinated Notes due 2025 (the “Notes”), limited to the aggregate principal amount of $60,000,000, all issued or to be issued under and pursuant to an Indenture dated as of January 21, 2020 (the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, a national banking association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantors and the Holders of the Notes.  Additional Notes may be issued subject to certain conditions specified in the Indenture.  Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and any interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on the relevant Redemption Date and the principal amount and accrued and unpaid interest on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Guarantors and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than the Specified Percentage in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of the Specified Percentage in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, any accrued and unpaid interest on, and the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money (or, if applicable, Ordinary Shares) herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable for cash at the Company’s option in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in minimum principal amounts of $1,000 or multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and subject to certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding January 15, 2025 and prior to the date of a Mandatory Exchange Notice, to exchange any Notes or portion thereof that is $1,000 or a multiple of $1,000 in excess thereof, for cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable (such settlement method to be determined at the election of the Company), at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Subject to the provisions of the Indenture, upon a Mandatory Exchange, this Note will be automatically exchanged for cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN  = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

Iterum Therapeutics Bermuda Limited

6.500% Exchangeable Senior Subordinated Notes due 2025

The initial principal amount of this Global Note is _______ DOLLARS ($_______).  The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[7]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To: U.S. Bank National Association, as Exchange Agent

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated, for cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Ordinary Shares issuable and deliverable upon such exchange, together with any cash for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any Ordinary Shares or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of any interest accompanies this Note.

If the undersigned is a Holder of a Specified Note, the undersigned (i) represents and warrants that the exchange of this Note, or the portion thereof below designated, and the issuance of cash, Ordinary Shares or a combination of cash and Ordinary Shares upon such exchange, may be done in compliance with the restrictions set forth in Section 14.01(c) of the Indenture and (ii) agrees to provide the Company and the Trustee with any certifications, representations and other documentation reasonably requested by the Company, Iterum or the Trustee to demonstrate the Holder’s compliance with Section 14.01(c) of the Indenture.

Dated:_____________________________________________________

________________________________

Signature(s)

___________________________

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved

1

signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if Ordinary Shares                                                                                              are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

_________________________

(Name)

_________________________

(Street Address)

_________________________

(City, State and Zip Code)

Please print name and address

Principal amount to be exchanged (if less than all):  $______,000

NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_________________________

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: U.S. Bank National Association, as Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Iterum Therapeutics Bermuda Limited (the “Company”) as to the occurrence of a Fundamental Change and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated and any accrued and unpaid interest thereon. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:_____________________

________________________________

Signature(s)

_________________________

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all):  $______,000

NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

3

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

To: U.S. Bank National Association, as Note Registrar

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred, subject to the terms of the indenture:

□To Iterum Therapeutics plc or a subsidiary thereof (including Iterum Therapeutics Bermuda Limited); or

□Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

□Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

□Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

4

Dated: ________________________

_____________________________________

_____________________________________

Signature(s)

_____________________________________

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE:  The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

5